Table of Contents

Performance Award Certificate	3
Appendix A	4
Appendix B-1	9
Appendix B-2	14
Appendix B-3	22
Appendix C	26
LPP Plan Document	53
LPP Goals and Payout Scales For 2021-2023 LPP	60

LPP 2021-202

LEADERSHIP PERFORMANCE PROGRAM
PERFORMANCE AWARD CERTIFICATE
In Connection with the Performance Cycle
January 1, 2021 through December 31, 2023

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APPENDIX A
LEADERSHIP PERFORMANCE PROGRAM
PERFORMANCE AWARD CERTIFICATE
In Connection with Performance Cycle
January 1, 2021 through December 31, 2023
The following terms and conditions apply to all Participants unless otherwise noted herein or in Appendices B or C.
1.Governing Law. The validity, interpretation, instruction, performance, enforcement and remedies of or relating to Appendix B to this Agreement, and the rights and obligations of the parties thereunder, shall be governed by and construed in accordance with the substantive internal laws of the State of Illinois, without regard to the conflict of law principles, rules or statutes of any jurisdiction. The validity, interpretation, instruction, performance, enforcement and remedies of or relating to all other Sections of this Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the substantive internal laws of the State of Delaware, without regard to the conflict of law principles, rules or statutes of any jurisdiction. The foregoing provisions of this Section 1 shall apply irrespective of whether the Participant is a party to or bound by another restrictive covenant of any kind that may be governed by the laws of another jurisdiction (if any).
2.Venue and Jurisdiction. Venue for any legal proceedings instituted related to this Agreement shall be exclusively in the state and/or federal courts located in Cook County, Illinois, and the Participant hereby knowingly, voluntarily and irrevocably agrees, consents and submits to the exclusive jurisdiction and venue of such courts within the State of Illinois. The Participant further hereby knowingly, voluntarily and irrevocably waives, and agrees not to assert, any objection, challenge or defense to such exclusive venue or jurisdiction (including without limitation any defense of forum non conveniens), and further agrees not to file any claim or action related to this Agreement in any other jurisdiction or venue. The foregoing provisions of this Section 2 shall apply irrespective of whether the Participant is a party to or bound by another restrictive covenant of any kind that may provide for or permit venue or jurisdiction with respect to such other restrictive covenant in any other court or forum (if any). The foregoing provisions of this Section 2 shall not apply to a Participant who resides in California.
3.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Program, or the acquisition or sale of Ordinary Shares. The Participant should consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Program and execution of this Agreement, before executing this Agreement or otherwise taking any action at any time related to the Program.
4.Waiver; Section Headings. Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement. Any waiver must be in writing.

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The section headings in this Agreement are for convenience only and are not to be used in interpreting this Agreement.
5.Severability. To the extent that the terms set forth in this Agreement or any word, phrase, clause or sentence is found to be illegal or unenforceable by a court of competent jurisdiction for any reason, such term, word, phrase, clause or sentence shall be modified in such manner so as to afford the Company the fullest protection commensurate with making this Agreement, as modified, legal and enforceable under applicable laws. If, however, a court of competent jurisdiction finds that any such term, word, phrase, clause or sentence cannot be so modified and thus made enforceable, or otherwise declines for any reason to do so, such term, word, phrase, clause or sentence shall be deemed severed from this Agreement and of no force and effect, and the balance of this Agreement shall not be affected thereby, the balance being construed as severable and independent. The foregoing provisions of this Section 5 shall not apply to a Participant who resides in California.
6.Intellectual Property. The Participant hereby assigns to the Company the Participant’s entire right, title and interest in and to all discoveries and improvements, patentable or otherwise, trade secrets and ideas and writings and copyrightable material, which are conceived, developed, reduced to practice, or acquired by the Participant (collectively, “IP”) during the Participant’s employment and which relate to the business of the Company or any of its Affiliates, parent companies or Subsidiaries. The Participant further acknowledges that all original works of authorship which are made by the Participant (solely or jointly with others) within the scope of and during the period of his/her employment with the Company and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. The Participant agrees to disclose promptly, fully and in writing all such IP to the Company. The Participant will upon the Company’s request, execute, acknowledge and deliver to the Company all instruments and do all other acts which are necessary or desirable to enable the Company or any of its Affiliates, parent companies, or Subsidiaries to file and prosecute applications for, and to acquire, maintain and enforce, all patents, trademarks, and copyrights in all countries. To the extent the Participant is bound by an employee handbook or contract provision that protects the Company’s intellectual property at least to the extent provided in this Section 6, the provision set forth in such employment handbook or contractual arrangement between the Participant and the Company will prevail and govern.
7.Incentive Repayment Policy. If the Participant has been designated and notified by the board of directors of the Company that the Participant is a reporting officer for purposes of Section 16 of the Exchange Act, the Participant is subject to Aon’s Incentive Repayment Policy (the “Policy”). The Policy provides that the Company will have the discretion to cancel or require reimbursement to the Company of the Award set forth in this Agreement if the grant or vesting was based on the achievement of financial results that were subsequently restated. The Participant can obtain a copy of the Policy from the Company’s Global Compensation team. If the Participant is subject to the Policy, by accepting this Agreement, the Participant hereby agrees and acknowledges that the Participant will be bound by it. Notwithstanding the foregoing, to the extent the Participant is bound by an employee handbook or contract provision that protects the Company’s intellectual

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property at least to the extent provided in this Section 7, the provision set forth in such employment handbook or contractual arrangement between the Participant and the Company will prevail and govern.
8.Compliance with Law. Notwithstanding any other provision of the Program or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Ordinary Shares, the Company shall not be required to deliver any Ordinary Shares issuable upon vesting/settlement of the Performance Share Units prior to the completion of any registration or qualification of the Ordinary Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Participant understands that the Company is under no obligation to register or qualify the Ordinary Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Ordinary Shares. Further, the Participant agrees that the Company shall have unilateral authority to amend the Program and the Agreement without the Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Ordinary Shares.
9.Appendices. Notwithstanding any provision of this Agreement to the contrary, if the Participant resides in a country outside the United States or is otherwise subject to the laws of a country other than the United States, the Performance Share Units shall be subject to Appendix C to this Agreement. In addition, the terms of Appendix B-1 shall apply if the Participant resides in the United States other than in the state of California, the terms of Appendix B-2 shall apply if the Participant resides in the state of California, and the terms of Appendix B-3 shall apply if the Participant permanently resides in (or is otherwise remunerated through the local payroll of) a country outside the United States. Moreover, if the Participant relocates to one of the countries included in Appendix C, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.
10.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Program, on the Performance Share Units and on any Ordinary Shares acquired under the Program, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign or accept any additional agreements or undertakings that may be necessary to accomplish the foregoing.
11.Data Privacy.
The Participant is hereby notified of the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement, any other Performance Share Units grant materials and the Company’s or, where applicable, the Employer’s

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applicable employee Privacy Notice. Such personal data may be collected, used and transferred by and among, as applicable, the Company, the Employer, any other Subsidiary or Affiliate and any third parties assisting (presently or in the future) with the implementation, administration and management of the Program, such as Fidelity Stock Plan Services, LLC (“Fidelity”) or its successor for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Program. Where required under applicable law, personal data also may be disclosed to certain securities or other regulatory authorities where the Company’s shares are listed or traded or regulatory filings are made, or to certain tax authorities for compliance with the Company’s, the Employer’s and/or the Participant’s tax obligations. The Participant understands that the collection, use and transfer of the Participant’s personal data is mandatory for compliance with applicable law and necessary for the performance of the Program and that the Participant’s refusal to provide such personal data would make it impossible for the Company to perform its contractual obligations and may affect the Participant’s ability to participate in the Program.
12.Tax Withholding Obligations. The Participant acknowledges that, regardless of any action taken by the Company and/or the Employer, the ultimate liability for all income tax, social insurance contributions, payroll tax, payments on account or other tax-related items related to the Participant’s participation in the Program and legally applicable or deemed applicable to the Participant (“Tax-Related Items”), is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer: (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the grant of Performance Share Units or the underlying Shares, including, but not limited to, the grant, vesting or settlement of the Performance Share Units, the issuance of Ordinary Shares upon settlement of the Performance Share Units, the subsequent sale of Ordinary Shares acquired pursuant to such vesting/settlement and the receipt of any dividends and/or dividend equivalents; and (b) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the Performance Share Units to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
a)Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company or the Employer, to satisfy all Tax-Related Items. In this regard, the Participant authorises the Company and/or the Employer, or their respective agents, at the Company’s discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from any wages or other cash compensation payable to the Participant; or (ii) withholding in Ordinary Shares to be issued upon vesting/settlement of the Performance Share Units; or (iii) withholding from the proceeds of the sale of Ordinary Shares acquired upon vesting/settlement of the Performance Share Units either through a voluntary sale or through a mandatory sale arranged by the Company (on the

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Participant’s behalf pursuant to this authorisation without further consent); provided, however, that if the Participant is a Section 16 officer under the Exchange Act, as amended, the Committee shall establish the method of withholding from alternatives (i) - (iii) herein.
b)The Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates in the Participant’s jurisdiction(s), including maximum applicable rates. If Tax-Related Items are withheld in excess of the Participant’s actual tax liability, any over-withheld amount may be refunded to the Participant in cash by the Company or the Employer (with no entitlement to the equivalent in Ordinary Shares) or, if not refunded, the Participant may seek a refund from the local tax, social security or other applicable authorities. If the obligation for Tax-Related Items is satisfied by withholding in Ordinary Shares, for tax purposes, the Participant shall be deemed to have been issued the full number of Ordinary Shares subject to the vested Performance Share Units, notwithstanding that a number of Ordinary Shares are held back solely for the purpose of paying the Tax-Related Items.
c)Finally, the Participant shall pay to the Company and/or the Employer any amount of Tax-Related Items that the Company and/or the Employer may be required to withhold as a result of the Participant’s participation in the Program that cannot be satisfied by the means previously described. The Company may refuse to deliver the Ordinary Shares or the proceeds of the sale of Ordinary Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.
d)Notwithstanding anything in this Section 12 to the contrary, to avoid a prohibited distribution under Code Section 409A in the case of a Participant who is subject to U.S. federal income tax (a “U.S. Taxpayer”), if Ordinary Shares underlying the Performance Share Units will be withheld (or sold on the Participant’s behalf) to satisfy any Tax-Related Items arising prior to the date of settlement of the Performance Share Units for any portion of the Performance Share Units that is considered “nonqualified deferred compensation” subject to Code Section 409A, then the number of Ordinary Shares withheld (or sold on the Participant’s behalf) shall not exceed the number of Ordinary Shares that equals the liability for the Tax-Related Items.
13.Language. The Participant acknowledges that the Participant is proficient in the English language, or has consulted with an advisor who is proficient in English, so as to enable the Participant to understand the provisions of this Agreement and the Program. If the Participant has received this Agreement or any other document related to the Program translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
14.Insider Trading Restrictions/Market Abuse Laws. The Participant may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the Ordinary Shares are listed and in applicable jurisdictions, including the United States, the Participant’s

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country or the designated broker’s country, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Ordinary Shares, rights to Ordinary Shares (e.g., Performance Share Units) or rights linked to the value of Ordinary Shares (e.g., dividend equivalents) under the Program during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party, including fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. The Participant acknowledges that it is the Participant’s responsibility to comply with any applicable restrictions, and the Participant should speak to the Participant’s personal advisor on this matter.
15.Exchange Control, Foreign Asset/Account and/or Tax Reporting. Depending upon the country to which laws the Participant is subject, the Participant may have certain foreign asset/account and/or tax reporting requirements that may affect the Participant’s ability to acquire or hold Ordinary Shares under the Program or cash received from participating in the Program (including from any dividends or dividend equivalents or sale proceeds arising from the sale of Ordinary Shares) in a brokerage or bank account outside the Participant’s country of residence. The Participant’s country may require that the Participant report such accounts, assets or transactions to the applicable authorities in the Participant’s country. The Participant also may be required to repatriate cash received from participating in the Program to the Participant’s country within a certain period of time after receipt. The Participant is responsible for knowledge of and compliance with any such regulations and should speak with the Participant’s own personal tax, legal and financial advisors regarding same.

LPP 2021-202

APPENDIX B-1
LEADERSHIP PERFORMANCE PROGRAM
PERFORMANCE AWARD CERTIFICATE FOR U.S. (NON-CALIFORNIA) PARTICIPANTS
In Connection with the Performance Cycle
January 1, 2021 through December 31, 2023
The following provisions shall apply to Participants who reside in the United States, other than in the state of California.
1.Business Considerations; Restrictive Covenants; Acknowledgments; Injunctive Relief; Confidential Information.
a)Business Considerations. Aon plc and its Subsidiary, Aon Corporation, a Delaware corporation with its corporate and business headquarters in Chicago, Illinois, and Aon Corporation’s Subsidiaries and Affiliates (and divisions thereof) (collectively, with Aon plc, “Aon”) are in the business of providing conventional and alternative risk management products and services covering the businesses of insurance brokerage, reinsurance brokerage, benefits consulting, compensation consulting, human resources consulting, human resources and benefits outsourcing, management, investigatory and security consulting, retirement and investment consulting, managing underwriting and related services, including accounting, actuarial, claims management and handling, and information systems on behalf of commercial and individual clients which are national and international and are not confined to any geographic area (the “Business”). The Participant further acknowledges that the Participant’s material employment duties and responsibilities, including without limitation with respect to Aon clients, prospective clients, referral sources and other employees, span geographic areas that extend well beyond the state in which the Participant is physically employed and resides. An essential element of the Business is the development and maintenance of personal contacts and relationships with clients and prospective clients. Aon invests considerable time and money to develop and maintain client relationships and referral sources, including payment of employees’ salaries, benefits, travel, entertainment and other business expenses and assistance in servicing clients by making available to its employees specially developed and researched industry data, client-specific information, legal support, accounting support, marketing, advertising and other corporate services, as well as providing training and professional development and valuable confidential business and professional information, toward the development and maintenance of its client relationships and related goodwill. While these clients, prospective clients, and referral sources may be secured or serviced by Aon employees, including the Participant, the Participant acknowledges that such clients, prospective clients and referral sources remain at all times the clients, prospective clients and referral sources of Aon and that the goodwill engendered by the relationships is intended to inure only to the benefit of Aon; the goodwill is owned by Aon; and Aon shall be the sole beneficiary of such goodwill during and after termination of the Participant’s employment with Aon. In addition, the

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Participant acknowledges that the Participant has acquired and/or will acquire, for the purpose of furthering the Business, knowledge of Aon’s confidential and proprietary information; the Participant further acknowledges Aon’s legitimate interest in safeguarding confidential and proprietary information from disclosure.
The personal identification of clients or referral sources of Aon with an Aon employee, including the Participant, creates the potential for the Participant’s appropriation of the benefits of the relationships developed with clients and referral sources on behalf of and at the expense of Aon. Since Aon would suffer irreparable harm if the Participant left its employ and solicited the Business of the clients, prospective clients and referral sources of Aon, or solicited the employees of Aon, it is reasonable to protect Aon against certain competitive activities by the Participant for a limited period of time after the Participant leaves employment so that Aon may renew or restore its business relationship with its clients, prospective clients, referral sources and employees. Consequently, the Participant is willing to enter into the covenants set forth herein in order to provide Aon with reasonable protection for its client, prospective client, referral sources and employee relationships and its investment therein as above-described, its goodwill, and its confidential and proprietary information.
b)Covenant Not to Solicit Clients and Prospective Clients. The Participant hereby covenants and agrees that, except with the prior written consent of Aon, the Participant (on the Participant’s own behalf or on behalf of any other person or entity) will not, during the course of employment, and for a period of two years after the Participant’s Termination Date (the “Restricted Period”), directly or indirectly, call upon, solicit, accept, engage in, service or perform, other than on behalf of Aon, any business of the same type or kind as the Business performed by Aon from or with respect to (i) clients of Aon with respect to whom the Participant provided services, either alone or with others, or had a business relationship, or on whose account the Participant worked or became familiar, or supervised directly or indirectly the servicing activities related to such clients, during the 24 months prior to the Participant’s Termination Date (or such shorter time as Participant was employed) (“Look Back Period”) and, further provided, such clients were clients of Aon either on the Participant’s Termination Date or within 12 months prior to such Termination Date and (ii) prospective clients of Aon which the Participant alone, in combination with others, or in a supervisory capacity, solicited during the six months prior to the Participant’s Termination Date and to which a proposal for services was rendered by Aon during the six months prior to the Participant’s Termination Date. “Client” means any person or entity listed on the books of Aon as such, or any majority owned subsidiary of a person or entity listed on the books of Aon as a client. “Solicit” is understood to include any direct or indirect interaction between the Participant and another person or entity that takes place in an effort to develop or further a business relationship, irrespective of which party first initiates contact, and expressly includes notifying a client that the Participant has left Aon’s employ to go to another company.

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c)Covenant Not to Solicit Employees. The Participant hereby also agrees, for the duration of the Restricted Period, not to, directly or indirectly, hire, solicit or induce, or cause any person or other entity to solicit or induce, any employee of Aon with whom the Participant had material contact or about whom the Participant had access to Confidential Information during the twenty-four (24) months prior to the Participant’s termination of employment to work for the Participant or for any third party or entity, or to leave the employ of Aon.
d)Covenant Not to Solicit Referral Sources. The Participant hereby covenants and agrees that, except with the prior written consent of Aon, the Participant (on the Participant’s own behalf or on behalf of any other person or entity) will not, during the Restricted Period, directly or indirectly, call upon, solicit, accept, engage in, service, other than on behalf of Aon, any business of the same type or kind as the business performed by Aon from or with respect to Referral Sources. "Referral Sources" means each and every entity from whom Aon has received referrals with regard to its products and services at any time during the Look Back Period, and about whom Participant had gained Confidential Information or with whom Participant had material contact during the Look Back Period; and (ii) each and every entity that is a source of referrals for business and to whom Participant submitted or assisted in a proposal for services, or otherwise solicited or assisted in the solicitation of referrals from such entity, at any time during the Look Back Period.
e)Other Covenants. Notwithstanding any other language in the Agreement, this Agreement does not preclude the enforceability of any restrictive covenant provision contained in any prior or subsequent agreement entered into by the Participant, (any such covenant, an “Other Covenant”), including without limitation any covenant contained in any Confidentiality and Non-Solicitation Agreement between the Participant and any Aon entity, and further including without limitation any covenant not to compete, to solicit or perform services for clients, or to solicit employees, any confidentiality or intellectual property covenant, and any covenant with respect to a pre-resignation notice period. Further, no Other Covenant precludes the enforceability of any provision contained in this Agreement. No subsequent agreement entered into by the Participant may amend, supersede, or override the covenants contained herein unless such subsequent agreement specifically references subsections (b), (c) and (d) of this Section.
f)Acknowledgments. Aon and the Participant acknowledge and agree that the covenants contained in subsections (b), (c) and (d) of this Section are necessary and reasonable for the protection of Aon and are reasonably limited with respect to the activities prohibited, duration, geographical scope and their effect on the Participant and the public. The parties acknowledge that the purpose and effect of the covenants simply are to protect Aon for a limited period of time from unfair competition by the Participant.
The Participant acknowledges that there is no general geographical restriction contained in the preceding paragraphs because the restrictions apply only to the specified clients of

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Aon and because the Participant’s material duties, responsibilities, and relationships with Aon clients, prospective clients, and employees are not limited to any particular geographic area. Nothing in this Agreement shall prohibit the Participant from obtaining a livelihood for the Participant or the Participant’s family by being engaged in the Business.
g)Right to Injunctive Relief; Attorneys’ Fees and Costs; Extension. The Participant acknowledges that the Participant’s services to Aon are of a unique character which gives them a special value to Aon, the loss of which cannot reasonably or adequately be compensated in damages in an action at law, and that a breach of this Section 1 will result in irreparable and continuing harm to Aon, and that therefore, in addition to any other remedy which Aon may have at law or in equity, Aon shall be entitled to temporary, preliminary and permanent injunctive relief for a breach or threatened breach of this Agreement by the Participant (without the need to post any bond or other security). The parties acknowledge and agree that each Aon entity, including the Participant’s Employer, is an intended third-party beneficiary of this Agreement, and may be a named plaintiff in any subsequent suit brought by Aon to enforce the terms of this Section 1. In the event that Aon brings an action to enforce the terms and conditions of the Agreement, the Participant shall pay the costs and expenses incurred by Aon in bringing such action, including without limitation attorneys’ and other legal fees. If Participant violates one of the post-employment restrictions in this Agreement on which there is a specific time limitation, the time period for that restriction will be extended by one day for each day Participant violates it, up to a maximum extension equal to the time period originally prescribed for the restrictions, so as to give the Company the full benefit of the bargained-for length of forbearance.

h)Trade Secrets and Confidential Information. The Participant acknowledges that Aon’s Business depends to a significant degree upon the possession of confidential, proprietary, and trade secret information which is not generally known to others, and that the profitability of such Business requires that this information remain proprietary to Aon. The Participant recognises that, by virtue of the Participant’s employment with Aon, and to assist the Participant in the solicitation, production and servicing of client Business, the Participant will be granted otherwise prohibited access to such information.
(i)This information (hereinafter referred to as “Confidential Information”) includes, without limitation, lists of clients and prospective clients; contract terms and conditions; client information relating to services, insurance, benefits programs, employees, finances, and compensation (unless the Participant’s own); copyrighted materials; corporate, management and business plans and strategies; compensation and revenues; methods and strategies of marketing; market research and data; technical know-how; computer software and manuals; policies and procedures; and the conduct of the affairs of Aon. Confidential Information does not include any information that lawfully is or has become generally or

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publicly known other than through the Participant’s breach of this Agreement or a breach by another person of some other obligation to Aon. Further, Confidential Information does not include information lawfully acquired by a non-management employee (laborer) about wages, hours or other terms and conditions of employment if used by them for purposes protected by §7 of the National Labor Relations Act (the NLRA) such as joining or forming a union, engaging in collective bargaining, or engaging in other concerted activity for their mutual aid or protection. The Participant understands that under the NLRA, covered employees have a right to self-organization, to form, join, or assist labor organizations, to bargain collectively through representatives of their own choosing, and to engage in other concerted activities for the purpose of collective bargaining or other mutual aid or protection, and to refrain from any or all of such activities.
The Participant shall not, except as required in the course of employment by Aon or as otherwise provided by applicable law or in this subsection (g), disclose or use during or subsequent to the course of employment, any Confidential Information. This restriction on use or disclosure of Confidential Information will only apply for three (3) years after the end of the Participant’s employment, where information that does not qualify as a trade secret is concerned; however, the restrictions will continue to apply to trade secret information for as long as the information at issue remains qualified as a trade secret.
(ii)The Participant understands that nothing contained in this Agreement limits the Participant’s ability to report possible violations of law or regulation to, or file a charge or complaint with, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Congress, any Inspector General, or any other federal, state or local governmental agency or commission (“Government Agencies”). The Participant further understands that this Agreement does not limit the Participant’s ability to participate in any investigation or proceeding that may be conducted by any Government Agency, without notice to the Company.
Nothing in this Agreement shall limit the Participant’s ability under applicable United States federal law to (i) disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or (ii) disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.
(iii)Upon termination of employment or upon Aon’s request (whichever is earlier), the Participant will promptly return to Aon all Confidential Information and all materials and all copies or tangible embodiments of materials involving

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Confidential Information, and all other Aon property, in the Participant’s possession or control, except as otherwise provided by law or in this subsection (g). The Participant agrees to represent in writing to Aon upon termination of employment that the Participant has complied with the provisions of this subsection (g).

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APPENDIX B-2
LEADERSHIP PERFORMANCE PROGRAM
PERFORMANCE AWARD CERTIFICATE FOR CALIFORNIA PARTICIPANTS
In Connection with the Performance Cycle
January 1, 2021 through December 31, 2023
The following provisions shall apply for Participants who reside in California.
1.Business Considerations; Restrictive Covenants; Acknowledgments; Injunctive Relief; Confidential Information.
a)Business Considerations. Aon plc and its Subsidiary, Aon Corporation, a Delaware corporation with its corporate and business headquarters in Chicago, Illinois, and Aon Corporation’s Subsidiaries and Affiliates (and divisions thereof) (collectively, with Aon plc, “Aon”) are in the business of providing conventional and alternative risk management products and services covering the businesses of insurance brokerage, reinsurance brokerage, benefits consulting, compensation consulting, human resources consulting, human resources and benefits outsourcing, management, investigatory and security consulting, retirement and investment consulting, managing underwriting and related services, including accounting, actuarial, claims management and handling, and information systems on behalf of commercial and individual clients which are national and international and are not confined to any geographic area (the “Business”). The Participant further acknowledges that the Participant’s material employment duties and responsibilities, including without limitation with respect to Aon clients, prospective clients, referral sources and other employees, span geographic areas that extend well beyond the state in which the Participant is physically employed and resides. An essential element of the Business is the development and maintenance of personal contacts and relationships with clients and prospective clients. Aon invests considerable time and money to develop and maintain client relationships and referral sources, including payment of employees’ salaries, benefits, travel, entertainment and other business expenses and assistance in servicing clients by making available to its employees specially developed and researched industry data, client-specific information, legal support, accounting support, marketing, advertising and other corporate services, as well as providing training and professional development and valuable confidential business and professional information, toward the development and maintenance of its client relationships and related goodwill. While these clients, prospective clients and referral sources may be secured or serviced by Aon employees, including the Participant, the Participant acknowledges that such clients, prospective clients and referral sources remain at all times the clients and prospective clients of Aon and that the goodwill engendered by the relationships is intended to inure only to the benefit of Aon; the goodwill is owned by Aon; and Aon shall be the sole beneficiary of such goodwill during and after termination of the Participant’s employment with Aon. In addition, the Participant acknowledges that the Participant has acquired and/or will acquire, for the

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purpose of furthering the Business, knowledge of Aon’s confidential and proprietary information; the Participant further acknowledges Aon’s legitimate interest in safeguarding confidential and proprietary information from disclosure.
The personal identification of clients or referral sources of Aon with an Aon employee, including the Participant, creates the potential for the Participant’s appropriation of the benefits of the relationships developed with clients and referral sources on behalf of and at the expense of Aon. Since Aon would suffer irreparable harm if the Participant left its employ and solicited the Business of the clients, prospective clients and referral sources of Aon, or solicited the employees of Aon, it is reasonable to protect Aon against certain competitive activities by the Participant for a limited period of time after the Participant leaves employment so that Aon may renew or restore its business relationship with its clients, prospective clients, referral sources and employees. Consequently, the Participant is willing to enter into the covenants set forth herein in order to provide Aon with reasonable protection for its client, prospective client, referall sources and employee relationships and its investment therein as above-described, its goodwill, and its confidential and proprietary information.
b)Covenant Not to Solicit Clients and Prospective Clients. The Participant hereby covenants and agrees that, except with the prior written consent of Aon, the Participant (on the Participant’s own behalf or on behalf of any other person or entity) will not, during the course of employment, and for a period of two years after the Participant’s Termination Date (the “Restricted Period”), directly or indirectly, call upon, solicit, accept, engage in, service or perform, other than on behalf of Aon, any business of the same type or kind as the Business performed by Aon from or with respect to (i) clients of Aon with respect to whom the Participant provided services, either alone or with others, or had a business relationship, or on whose account the Participant worked or became familiar, or supervised directly or indirectly the servicing activities related to such clients, during the 24 months prior to the Participant’s Termination Date (or such shorter time as Participant was employed) (“Look Back Period”) and, further provided, such clients were clients of Aon either on the Participant’s Termination Date or within 12 months prior to such Termination Date and (ii) prospective clients of Aon which the Participant alone, in combination with others, or in a supervisory capacity, solicited during the six months prior to the Participant’s Termination Date and to which a proposal for services was rendered by Aon during the six months prior to the Participant’s Termination Date. “Client” means any person or entity listed on the books of Aon as such. “Solicit” is understood to include any direct or indirect interaction between the Participant and another person or entity that takes place in an effort to develop or further a business relationship, irrespective of which party first initiates contact, and expressly includes notifying a client that the Participant has left Aon’s employ to go to another company.
c)Covenant Not to Solicit Employees. The Participant hereby also agrees, for the duration of the Restricted Period, not to, directly or indirectly, hire, solicit or induce, or cause any person or other entity to solicit or induce, any employee of Aon with whom the

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Participant had material contact or about whom the Participant had access to Confidential Information during the twenty-four (24) months prior to the Participant’s termination of employment to work for the Participant or for any third party or entity, or to leave the employ of Aon.
d)Covenant Not to Solicit Referral Sources. The Participant hereby covenants and agrees that, except with the prior written consent of Aon, the Participant (on the Participant’s own behalf or on behalf of any other person or entity) will not, during the Restricted Period, directly or indirectly, call upon, solicit, accept, engage in, service, other than on behalf of Aon, any business of the same type or kind as the business performed by Aon from or with respect to Referral Sources. "Referral Sources" means each and every entity from whom Aon has received referrals with regard to its products and services at any time during the Look Back Period, and about whom Participant had gained Confidential Information or with whom Participant had material contact during the Look Back Period; and (ii) each and every entity that is a source of referrals for business and to whom Participant submitted or assisted in a proposal for services, or otherwise solicited or assisted in the solicitation of referrals from such entity, at any time during the Look Back Period
e)Other Covenants. Notwithstanding any other language in the Agreement, this Agreement does not preclude the enforceability of any restrictive covenant provision contained in any prior or subsequent agreement entered into by the Participant (any such covenant, an “Other Covenant”), including without limitation any covenant contained in any Confidentiality and Non-Solicitation Agreement between the Participant and any Aon entity, and further including without limitation any covenant not to compete, to solicit or perform services for clients, or to solicit employees, any confidentiality or intellectual property covenant, and any covenant with respect to a pre-resignation notice period. Further, no Other Covenant precludes the enforceability of any provision contained in this Agreement. No subsequent agreement entered into by the Participant may amend, supersede, or override the covenants contained herein unless such subsequent agreement specifically references subsections (b), (c) and (d) of this Section.
f)Acknowledgments. Aon and the Participant acknowledge and agree that the covenants contained in subsections (b), (c) and (d) of this Section are necessary and reasonable for the protection of Aon and are reasonably limited with respect to the activities prohibited, duration, geographical scope and their effect on the Participant and the public. The parties acknowledge that the purpose and effect of the covenants simply are to protect Aon for a limited period of time from unfair competition by the Participant.
The Participant acknowledges that there is no general geographical restriction contained in the preceding paragraphs because the restrictions apply only to the specified clients of Aon and because the Participant’s material duties, responsibilities and relationships with Aon clients, prospective clients, and employees are not limited to any particular geographic area. Nothing in this Agreement shall prohibit the Participant from obtaining

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a livelihood for the Participant or the Participant’s family by being engaged in the Business.
g)Right to Injunctive Relief; Attorneys’ Fees and Costs; Extension. The Participant acknowledges that the Participant’s services to Aon are of a unique character which gives them a special value to Aon, the loss of which cannot reasonably or adequately be compensated in damages in an action at law, and that a breach of this Agreement will result in irreparable and continuing harm to Aon, and that therefore, in addition to any other remedy which Aon may have at law or in equity in an arbitration pursuant to Section 2 of this Appendix B-2 below, Aon shall be entitled to emergency, injunctive or other interim relief in an arbitration pursuant to Section 2 of this Appendix B-2 below for a breach of this Agreement by the Participant. The parties acknowledge and agree that each Aon entity is an intended third-party beneficiary of this Agreement, and may be a named plaintiff in any subsequent arbitration brought by Aon to enforce the terms of this Agreement. In the event that Aon brings an action to enforce the terms and conditions of the Agreement, the Participant shall pay the costs and expenses incurred by Aon in bringing such action, including without limitation attorneys’ and other legal fees. If Participant violates one of the post-employment restrictions in this Agreement on which there is a specific time limitation, the time period for that restriction will be extended by one day for each day Participant violates it, up to a maximum extension equal to the time period originally prescribed for the restrictions, so as to give the Company the full benefit of the bargained-for length of forbearance.
h)Trade Secrets and Confidential Information. The Participant acknowledges that Aon’s Business depends to a significant degree upon the possession of confidential, proprietary, and trade secret information which is not generally known to others, and that the profitability of such Business requires that this information remain proprietary to Aon. The Participant recognises that, by virtue of the Participant’s employment with Aon, and to assist the Participant in the solicitation, production and servicing of client Business, the Participant will be granted otherwise prohibited access to such information.
(i)This information (hereinafter referred to as “Confidential Information”) includes, without limitation, lists of clients and prospective clients; contract terms and conditions; client information relating to services, insurance, benefits programs, employees, finances, and compensation (unless the Participant’s own); copyrighted materials; corporate, management and business plans and strategies; compensation and revenues; methods and strategies of marketing; market research and data; technical know-how; computer software and manuals; policies and procedures; and the conduct of the affairs of Aon. Confidential Information does not include any information that lawfully is or has become generally or publicly known other than through the Participant’s breach of this Agreement or a breach by another person of some other obligation to Aon. Further, Confidential Information does not include information lawfully acquired by a non-management employee (laborer) about wages, hours or other terms and

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conditions of employment if used by them for purposes protected by §7 of the National Labor Relations Act (the NLRA) such as joining or forming a union, engaging in collective bargaining, or engaging in other concerted activity for their mutual aid or protection. The Participant understands that under the NLRA, covered employees have a right to self-organization, to form, join, or assist labor organizations, to bargain collectively through representatives of their own choosing, and to engage in other concerted activities for the purpose of collective bargaining or other mutual aid or protection, and to refrain from any or all of such activities.
The Participant shall not, except as required in the course of employment by Aon or as otherwise provided by applicable law or in this subsection (g), disclose or use during or subsequent to the course of employment, any Confidential Information. This restriction on use or disclosure of Confidential Information will only apply for three (3) years after the end of the Participant’s employment, where information that does not qualify as a trade secret is concerned; however, the restrictions will continue to apply to trade secret information for as long as the information at issue remains qualified as a trade secret.
(ii)The Participant understands that nothing contained in this Agreement limits the Participant’s ability to report possible violations of law or regulation to, or file a charge or complaint with, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Congress, any Inspector General, or any other federal, state or local governmental agency or commission (“Government Agencies”). The Participant further understands that this Agreement does not limit the Participant’s ability to participate in any investigation or proceeding that may be conducted by any Government Agency, without notice to the Company.
Nothing in this Agreement shall limit the Participant’s ability under applicable United States federal law to (i) disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or (ii) disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.
(iii)Upon termination of employment or upon Aon’s request (whichever is earlier), the Participant will promptly return to Aon all Confidential Information and all materials and all copies or tangible embodiments of materials involving Confidential Information, and all other Aon property, in the Participant’s possession or control, except as otherwise provided by law or in this subsection (g). The Participant agrees to represent in writing to Aon upon termination of

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employment that the Participant has complied with the provisions of this subsection (g).
2.Arbitration
a)The Participant and the Company (including on behalf of Aon Corporation) agree that, to the maximum extent permitted by law, all claims or disputes between or involving the Participant and Aon (including without limitation any subsidiary of the Company) (i) arising under or relating to Sections 1 and 2 of this Appendix B-2 or any Other Covenant, or (ii) involving the interpretation, applicability, enforceability or formation of Sections 1 and 2 of this Appendix B-2, any Other Covenant, or any portion thereof (including without limitation the agreement to arbitrate in this Section 2, and further including without limitation any claim or dispute alleging that Sections 1 and 2 of this Appendix B-2, any Other Covenant, or any portion thereof is a contract of adhesion, lacks consideration, is substantively or procedurally unconscionable, is void against public policy, or otherwise is void or voidable for any reason), shall be determined and resolved exclusively by arbitration in Chicago, Illinois (or such other location to which the Participant and the Company may agree) before a single neutral arbitrator (which may include, as provided below, a single neutral Emergency Arbitrator (defined below) and then a single neutral regular arbitrator), in compliance with and as further provided in this Section. Any and all such claims and disputes shall be brought solely in a party’s individual capacity and not as a claimant or class member (or similar capacity) in any purported multiple-claimant, class, collective, representative or other similar proceeding, except as otherwise required by law. Unless otherwise indicated in this Section expressly or by context, the term “arbitrator” means an Emergency Arbitrator and/or a regular arbitrator.
b)The arbitrator shall have the authority to make any award or impose any remedy that is available to a court of general jurisdiction sitting in Chicago, Illinois and that was requested by a party to the claim or dispute, including without limitation the authority to award emergency, injunctive or other interim relief pending the conducting of the arbitration on the merits and the rendering of a final award, whether styled as a temporary or preliminary injunction or otherwise (collectively, “Interim Arbitral Relief”). The arbitrator shall not have the authority to make an award or impose a remedy that is not available to such a court or is not requested by such a party, and the jurisdiction of the arbitrator is limited accordingly. For avoidance of doubt, the parties hereby acknowledge and agree that the Company (including Aon Corporation) or the Participant may assert a claim or dispute encompassed by this Section, and seek a remedy or relief for or associated with such claim or dispute (including without limitation emergency, injunctive or other interim relief, or final relief) only in arbitration pursuant to this Section, and may not pursue an action in court for or relating to any such claim, dispute, remedy or relief, other than as provided in Section 2(h) of this Appendix B-2 below solely for the purpose of entering judgment enforcing an interim or final arbitration award.

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c)If a party seeks Interim Arbitral Relief, including without limitation to enforce any covenant in Section 1 of this Appendix B-2 or Other Covenant, the arbitration of such Interim Arbitral Relief request shall be administered by JAMS’ Chicago, Illinois office and conducted in accordance with the Emergency Relief Procedures set forth in Section 2(c) of the JAMS Comprehensive Arbitration Rules & Procedures (as in effect or amended from time to time, or any successor provision thereto) (hereafter, the “Emergency Relief Procedures” and the “Comprehensive Rules,” respectively), except as otherwise provided (whether or not by reference to specific Rules) in this Section. During the first thirty-six (36) hours after the filing with JAMS and service of the party’s Interim Arbitral Relief request (or, if earlier, the first thirty-six (36) hours after the party’s notification (whether or not in writing) to the other party of such request), the parties shall make good faith efforts to confer and to agree upon an arbitrator to hear and decide such Interim Arbitral Relief request (the “Emergency Arbitrator”). If, by the end of such thirty-six (36) hour period (or such longer period to which the parties may agree), the parties are unable to so confer or otherwise do not reach agreement on an Emergency Arbitrator, or the respondent to the Interim Arbitral Relief request does not respond to or cooperate in such Emergency Arbitrator selection efforts, the Emergency Arbitrator shall be selected by JAMS’ Chicago, Illinois office in accordance with the Emergency Relief Procedures and this Section.
d)If a party demands arbitration and does not seek Interim Arbitral Relief, or if a request for Interim Arbitral Relief has been withdrawn, decided or otherwise resolved (whether by agreement, by an interim award by the Emergency Arbitrator, or otherwise) and the arbitration of the claim or dispute proceeds thereafter, such arbitration shall be administered by JAMS’ Chicago, Illinois office and conducted in accordance with the Comprehensive Rules, except as otherwise provided (whether or not by reference to specific Rules) in this Section. The parties expressly are not agreeing to the following Rules (or amended or successor rules thereof) within the Comprehensive Rules, which shall not apply to any arbitration under this Section 2 (whether or not seeking Interim Arbitral Relief): Rule 16.1 (Application of Expedited Procedures), Rule 32 (Bracketed (or High-Low) Arbitration Option), Rule 33 (Final Offer (or Baseball) Arbitration Option), and Rule 34 (Optional Arbitration Appeal Procedure). Unless the parties otherwise agree to the selection of an arbitrator for such arbitration (which may be the Emergency Arbitrator if the parties and JAMS so agree, or another arbitrator), the arbitrator shall be selected by JAMS’ Chicago, Illinois office in accordance with the Comprehensive Rules and this Section.
e)In selecting an Emergency Arbitrator and/or regular arbitrator (as applicable), JAMS shall select and assign an arbitrator from JAMS’ Chicago, Illinois arbitrator roster who shall have reasonably substantial experience in litigating or arbitrating restrictive covenant disputes or, if such arbitrator is not then available, shall select and assign an arbitrator from JAMS’ Chicago, Illinois arbitrator roster who shall have reasonably substantial experience as a judge presiding over civil litigation matters in a general civil litigation division (including a general law division or general chancery division) of a

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federal or state court. Unless the parties otherwise agree, any arbitrator selected pursuant to this Section (whether selected by the parties or by JAMS) shall be based in and reside in the Chicago, Illinois metropolitan area.
f)The arbitrator shall have no power to modify the provisions of this Agreement (except pursuant to Section 4 of this Appendix B-2 below), and furthermore, notwithstanding any other provision of this Agreement, in no event may the arbitrator consolidate or allow any party to join any claims of any other employee or person in a single arbitration proceeding (whether as a multiple-claimant, class, collective, representative or other similar proceeding) without the express written consent of the Company and the Participant (except as otherwise required by law), and in each case the jurisdiction of the arbitrator is limited accordingly. The arbitrator shall apply the substantive internal law of the State of Illinois, including applicable statutes of limitation, except as otherwise required by law or provided in this Section, and provided further (for avoidance of doubt) that privileges and other immunities from discovery or disclosure (including without limitation the attorney-client privilege and the work product doctrine) shall be governed by, and the arbitrator shall apply to such issues, federal law (including without limitation Rules 26(b)(3), (4) and (5) of the Federal Rules of Civil Procedure (as in effect or amended from time to time) and the attorney-client privilege as articulated in Upjohn Co. v. United States, 449 U.S. 383 (1981) and its progeny, but excluding any choice of law rules or principles (e.g., Federal Rule of Evidence 501) that might otherwise cause state law, or some other law besides federal law, to govern the attorney-client privilege or work product doctrine). Each party to the arbitration is entitled to be represented by legal counsel of such party’s choosing. The Company shall pay the fees and costs of the arbitrator and of JAMS (including case administration, hearing room and hearing transcription fees), but each party shall be responsible for such party’s own attorneys’ fees and related arbitration costs and expenses except to the extent otherwise allocated by the arbitrator in accordance with the applicable Emergency Relief Procedures or Comprehensive Rules and Section 1(f) of this Appendix B-2 above.
g)Adequate discovery and an opportunity to be heard and to present evidence will be permitted by the arbitrator consistent with applicable law and the objectives of arbitration, provided, however, that the parties expressly are not agreeing to Rules 17(a), 17(b) or 17(c) (or amended or successor rules thereof) within the Comprehensive Rules (Exchange of Information), which shall not apply to any arbitration under this Section (whether or not seeking Interim Arbitral Relief). The parties may serve interrogatories, document requests and requests for admission, and take depositions, as provided by and in accordance with the Federal Rules of Civil Procedure (as in effect or amended from time to time), including without limitation any limitations on discovery provided therein, except as otherwise ordered by the arbitrator following motion of a party or as agreed to by the parties. Disclosures with respect to any expert witnesses shall be made as provided by and in accordance with Rule 26(a)(2) (except subpart (D) thereof) of the Federal Rules of Civil Procedure (as in effect or amended from time to time). The timing of discovery and any such disclosures (including without limitation any prehearing

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disclosures) shall be determined by the arbitrator in accordance with the Comprehensive Rules or as agreed to by the parties. Each party shall have the right to file a Motion (or Motions) for Summary Disposition of any given claim(s) or issue(s), which shall be considered and ruled upon by the arbitrator.
h)The arbitrator’s decision or award (whether an interim decision or award based on a request for Interim Arbitral Relief or a final decision or award deciding or resolving the claim or dispute), shall be in writing summarizing the basis therefor and shall be final and binding, and judgment thereupon may be entered in any Illinois federal or state court.
i)Any arbitration conducted hereunder, and all communications with respect thereto or in the course thereof, including all transcripts, briefs and exhibits, shall be confidential. Unless the parties otherwise agree in writing or except as required by law or as is necessary to enforce this Agreement or any award, the parties, their representatives, and the arbitrator shall not disclose to any third parties (other than to the parties’ respective attorneys, accountants, auditors, financial advisors, and spouses, as applicable, each of whom shall maintain such information in strict confidence, and, in the case of Aon, except as reasonably necessary in the course of its business) any information regarding the arbitration process or proceedings, including any testimony, other evidence and briefs presented and the terms of any award. All written materials and documents produced by a party, and all copies thereof, shall be returned by the other party to the producing party or destroyed (as the producing party shall direct) promptly after the arbitration is concluded, except that legal counsel (both internal and outside, as applicable) for a party may retain copies thereof in legal counsel’s confidential files.
3.Venue and Jurisdiction. Venue for any arbitration proceedings instituted under this Agreement shall be exclusively in Chicago, Illinois (unless the parties otherwise agree), and the parties hereby submit and agree to the exclusive jurisdiction of the State of Illinois for the purposes of any such arbitration. The parties also hereby submit and agree to the exclusive venue and exclusive jurisdiction of the federal and state courts in Chicago, Illinois for the purpose of any claim or action to enter judgment enforcing an arbitration decision or award (whether interim or final) rendered pursuant to Section 2 of this Appendix B-2 above, and for any other claim or action (if any) arising under or relating to this Agreement (whether or not such claim or action is validly asserted in light of Section 2 of this Appendix B-2 above), and the parties hereby agree that any such claim or action (if any) shall be brought exclusively in such federal and state courts in Chicago, Illinois. Nothing in this Section waives or limits in any way a party’s arbitration or other obligations under Section 2 of this Appendix B-2 above or under any other provision of this Agreement.
4.Severability. To the extent that the terms set forth in this Agreement or any word, phrase, clause or sentence is found to be illegal or unenforceable for any reason, such word, phrase, clause or sentence shall be modified or deleted in such manner so as to afford the Company the fullest protection commensurate with making this Agreement, as modified, legal and enforceable under

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applicable laws, and the balance of this Agreement shall not be affected thereby, the balance being construed as severable and independent.

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APPENDIX B-3
LEADERSHIP PERFORMANCE PROGRAM
PERFORMANCE AWARD CERTIFICATE FOR NON-U.S. PARTICIPANTS
In Connection with the Performance Cycle
January 1, 2021 through December 31, 2023
The following terms and conditions apply for Participants who reside outside the United States or who are otherwise subject to the laws of a country other than the United States.
Acknowledgment of Nature of the Program and the Performance Share Units
By accepting the grant of the Performance Share Units, the Participant acknowledges, understands and agrees that:
(1)the Program is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time without notice and without compensation;
(2)the grant of the Performance Share Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive any or the same number of Performance Share Units, or benefits in lieu of Performance Share Units, even if such Performance Share Units or a certain number of Performance Share Units have been granted in the past;
(3)all decisions with respect to future grants of Performance Share Units, if any, will be at the sole discretion of the Company;
(4)the Participant’s participation in the Program shall not interfere with the ability of the Employer to terminate the Participant’s employment or service relationship (if any) at any time;
(5)the Participant is voluntarily participating in the Program;
(6)the Performance Share Units and the underlying Ordinary Shares, and the income from and value of same, are not intended to replace any pension rights or compensation;
(7)the Performance Share Units and the underlying Ordinary Shares, and the income from and value of same, are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which are outside the scope of the Participant’s employment or service contract, if any;
(8)the Performance Share Units and the underlying Ordinary Shares, and the income from and value of same, are not part of normal or expected compensation for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar mandatory payments, and in

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no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer or any Subsidiary;
(9)the grant of the Performance Share Units and the Participant’s participation in the Program will not be interpreted to form an employment or service contract with the Company or any Subsidiary or Affiliate;
(10)the future value of the underlying Ordinary Shares is unknown, indeterminable and cannot be predicted with certainty;
(11)in the event of termination of the Participant’s services (whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), unless otherwise provided in the Program or this Agreement or determined by the Company, the Participant’s right to vest in the Performance Share Units under the Program, if any, will terminate effective as of the date that the Participant is no longer actively providing services; the Company shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Participant’s Award of Performance Share Units;
(12)no claim or entitlement to compensation or damages, including pro-rated compensation or damages, shall arise from forfeiture of the Performance Share Units resulting from the Participant’s ceasing to provide services to the Employer or the Company (or any Subsidiary) (regardless of the reason for such termination and whether the termination is later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any) and in consideration of the grant of the Performance Share Units to which the Participant is not otherwise entitled, the Participant irrevocably agrees never to institute any claim against the Company, the Employer or any Subsidiary or Affiliate, waives the Participant’s ability, if any, to bring any such claim and releases the Company, the Employer and any Subsidiary or Affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by accepting the Performance Share Units, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims;
(13)unless otherwise agreed with the Company, the Performance Share Units and the underlying Ordinary Shares, and the income from and value of same, are not granted as consideration for, or in connection with, any service the Participant may provide as a director of a Subsidiary or Affiliate;
(14)the Performance Share Units and the benefits evidenced by this Agreement do not create any entitlement, not otherwise specifically provided for in the Program document or provided by the Company in its discretion, to have the Performance Share Units or any such benefits transferred to, or assumed by, another company nor to be exchanged,

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cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
(15)neither the Company, the Employer nor any Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Performance Share Units or of any amounts due to the Participant pursuant to the vesting/settlement of the Performance Share Units or the subsequent sale of any Ordinary Shares acquired upon vesting/settlement.
Conditions
The Company and its Subsidiary, Aon Corporation, a Delaware corporation with its corporate and business headquarters in Chicago, Illinois, and Aon Corporation’s Subsidiaries and Affiliates (and divisions thereof) (collectively referred to in this Appendix B as the “Company”) are in the business of providing conventional and alternative risk management products and services covering the businesses of insurance brokerage, reinsurance brokerage, benefits consulting, compensation consulting, human resources consulting, human resources and benefits outsourcing management, investigatory and security consulting, managing underwriting and related services, including accounting, actuarial, claims management and handling, and information systems on behalf of commercial and individual clients which are national and international and are not confined to any geographic area (the “Business”). An essential element of the Business is the development and maintenance of personal contacts and relationships with clients. Because of these contacts and relationships, it is common for the Company’s clients to develop identification with the employee who services its Business needs, rather than with the Company itself. The personal identification of clients of the Company with a Company employee creates potential for the employee’s appropriation of the benefits of the relationships developed with clients on behalf of and at the expense of the Company. Since the Company would suffer irreparable harm if the employee left its employment and solicited any business of clients of the Company of the same type or kind as the Business performed by Aon or if the employee left its employ and solicited other employees of the Company, it is reasonable to protect the Company against solicitation activities by the employee for a limited period of time after the employee leaves the Company and for the Company to make the award of Performance Share Units conditional on the Participant not engaging in such solicitation activities.
It is therefore a condition of this Agreement that:
1.    the Participant agrees that the Participant will not for 12 months after the Participant’s Termination Date either directly or indirectly:
1.1    in competition with the Company solicit, canvass or approach or endeavour to solicit, canvass or approach, or handle or accept business of the same type or kind as the Business performed by Aon from, either on the Participant’s own behalf or on behalf of any other person, firm or company, any client or prospective client of the Company with which the Participant had material dealings or for which the Participant was responsible or in relation to which the Participant was in possession of confidential information at any time during the Relevant Period; or

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1.2    solicit or entice away or endeavour to solicit or entice away from the Company, either on the Participant’s own behalf or on behalf of any other person, firm or company, any person who is employed by or is an agent, officer or consultant to the Company with whom the Participant had dealings as a colleague in the Relevant Period and who by reason of their seniority or position is likely to be in possession of confidential information which is likely to be of assistance to any person, firm or company competing with the Company whether or not such person would commit a breach by reason of their leaving the Company;
2.    any unvested Performance Share Units of any Participant will be immediately forfeited if the Company considers that the Participant has at any time in the period of two years after the Participant’s Termination Date (without the prior written consent of the Company) either directly or indirectly:
2.1    in competition with the Company solicited, canvassed or approached or endeavored to solicit, canvass or approach, or handled or accepted business of the same type or kind as the Business performed by Aon from, either on the Participant’s own behalf or on behalf of any other person, firm or company, any client or prospective client of the Company with which the Participant had material dealings or for which the Participant was responsible or in relation to which the Participant was in possession of confidential information at any time during the Relevant Period; or
2.2    solicited or enticed away or endeavoured to solicit or entice away from the Company, either on the Participant’s own behalf or on behalf of any other person, firm or company, any person who is employed by or is an agent, officer or consultant to the Company and with whom the Participant had dealings as a colleague in the Relevant Period and who by reason of their seniority or position is likely to be in possession of confidential information which is likely to be of assistance to any person, firm or company competing with the Company whether or not such person would commit a breach by reason of their leaving the Company.
For the purposes of (1) and (2) above:
(a)“Relevant Period” means the last 12 months of a Participant’s active employment (not including for this purpose any period immediately prior to the termination of the Participant’s employment when the Participant was suspended or directed not to carry out the Participant’s duties for the Company); and
(b)the period of 12 months in (1) and the period of two years in (2) shall be reduced by the duration of any period immediately prior to the Participant’s Termination Date when the Participant was suspended or directed not to carry out the Participant’s duties for the Company; and
(c)100% of the Performance Share Units awarded to the Participant have been specifically awarded in consideration of the provisions contained in (1) and (2) above; and

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(d)the parties agree that the provisions contained in (1) and (2) above will apply globally unless the parties have specified a reduced territory in the Participant’s employment agreement, in which case the territory specified in the employment agreement will prevail and govern; and
(e)to the extent the parties have set forth an alternate restraint on competition and/or solicitation in the Participant’s employment agreement, the version set forth in the employment agreement will prevail and govern.

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APPENDIX C
LEADERSHIP PERFORMANCE PROGRAM
PERFORMANCE AWARD CERTIFICATE
In Connection with the Performance Cycle
January 1, 2021 through December 31, 2023
Terms and Conditions
This Appendix C includes special terms and conditions applicable to Participants in the countries below. These terms and conditions are in addition to, or, if so indicated, in place of, the terms and conditions set forth in the Agreement, including Appendices A, B-1, B-2, and B-3.
Notifications
This Appendix C also includes notifications relating to exchange control and other issues of which the Participant should be aware with respect to the Participant’s participation in the Program. The information is based on the exchange control, securities and other laws in effect in the respective countries as of February 2021. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information noted herein as the only source of information relating to the consequences of the Participant’s participation in the Program because the information may be out of date at the time the Participant vests in the Performance Share Units or sells Ordinary Shares the Participant acquires under the Program.
In addition, the information is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in the Participant’s country apply to the Participant’s specific situation.
If the Participant is a citizen or resident of a country other than the one in which the Participant is currently working, transfers employment and/or residency after the Performance Share Units are granted, or is considered a resident of another country for local law purposes, the notifications contained in this Appendix C may not be applicable to the Participant. In addition, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Participant.
Argentina
Terms and Conditions
Appendix B-3. Appendix B-3 is amended to include a new Section as follows:
Nothing in this Agreement shall affect the Company’s right to commence legal proceedings in any appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other legal papers upon the Participant in any manner authorised by the laws of any such jurisdiction for any potential violation of Appendix B-3. In addition, the Participant irrevocably waives, to the fullest extent permitted by applicable law: (i) any objection which it may now or hereafter have to the venue of

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any action, suit or proceeding brought in any court referred to in this Section; and (ii) any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. To the extent that the Participant may, in any suit, legal action or proceeding brought in a court of the Republic of Argentina or elsewhere arising out of or in connection with this Agreement, be entitled to the benefit of any provision of law requiring the Company in such suit, legal action or proceeding to post security for the Participant’s costs or to post a bond or to take similar action, as the case may be, the Participant hereby irrevocably waives such benefit, in each case to the fullest extent now or hereafter permitted under the laws of any applicable jurisdiction. The Participant expressly recognises that either the Company or its subsidiary employing the Participant, Aon Risk Services Argentina S.A.; Aon Soluciones S.A.; Asevasa Argentina S.A.; Aon Benfield Argentina S.A.; or Aon Affinity Argentina S.A., as applicable, may bring any such legal proceeding.
Notifications
Securities Law Notice. The Performance Share Units and the Ordinary Shares to be issued pursuant to the Performance Share Units are not publicly offered or listed on any stock exchange in Argentina. As they are offered in a private transaction, the Performance Share Units and Shares are not subject to securities registration under Argentine law.
Tax/Exchange Control Information. The Participant must comply with any and all Argentine currency exchange restrictions, approvals and reporting requirements in connection with the Performance Share Units. For example, the Participant is required to report any equity interests the Participant holds in a foreign company (e.g., Ordinary Shares acquired under the Program) as of December 31 on the Participant’s informative annual tax return. In addition, the Participant also is required to report the Participant’s equity interests for personal assets tax purposes.
Provided the Participant is not required to purchase foreign currency and remit funds out of Argentina to acquire Ordinary Shares under the Program, local exchange control restrictions should not apply. However, exchange control regulations in Argentina are subject to frequent change.
The Participant should consult with the Participant’s personal legal advisor regarding any exchange control obligations that may arise from participation in the Program.
Australia
Terms and Conditions
Venue and Jurisdiction. The following provision supplements Section 2 of Appendix A:
Nothing in this Section 2 shall (or shall be construed so as to) limit the right of the Company to take proceedings against the Participant in the courts of any country (including the Courts of Australia) relating to or in any way connected with a breach or threatened breach of any of the conditions in Appendix B-3 to this Agreement.
Appendix B-3. Appendix B-3 is amended by deleting the final section and replacing it with the following:
For the purposes of (1) and (2) above:

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(a)“Company” means Aon plc, a public company incorporated under Irish law, and each of its affiliates and subsidiaries including, without limitation, the following:
1.Aon Benfield Australia Limited an Australian corporation;
2.Aon Hewitt Financial Advice Limited an Australian corporation;
3.Aon Hewitt Limited an Australian corporation;
4.Aon Services Pty Limited an Australian corporation;
5.Aon Superannuation Pty Limited an Australian corporation;
6.Aon Risk Services Australia Limited, an Australian corporation;
7.Aon Hewitt (PNG) Limited a Papua New Guinean corporation;
8.Aon Risk Services (PNG) Limited a Papua New Guinean corporation;
9.Aon Superannuation (PNG) Limited a Papua New Guinean corporation;
10.HIA Insurance Services Pty Limited an Australian corporation;
11.One Underwriting Pty Limited an Australian Corporation;
12.Aon Product Design & Development Australia Pty Ltd, an Australian corporation;
13.Hewitt Associates Pty Ltd, an Australian corporation;
14.Aon Charitable Foundation Pty Ltd, an Australian corporation;
15.Aon Risk and Asset Management Pty Ltd, an Australian corporation; and
16.Affinity Risk Partners (Brokers) Pty Limited.
(b)“Relevant Period” means the last 12 months of a Participant’s active employment (not including for this purpose any period immediately prior to the termination of the Participant’s employment when the Participant was suspended or directed not to carry out the Participant’s duties for the Company); and
(c)the period of 12 months in (1) and the period of two years in (2) shall be reduced by the duration of any period immediately prior to the Participant’s Termination Date when the Participant was suspended or directed not to carry out the Participant’s duties for the Company; and
(d)100% of the Performance Share Units awarded to the Participant have been specifically awarded in consideration of the provisions contained in (1) and (2) above; and
(e)the parties agree that nothing in the provisions contained in (1) and (2), shall (or be construed so as to) limit any restraints on competition and/or solicitation in the Participant’s employment agreement.

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Notifications
Australia Offer Document. The offer of Performance Share Units is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the offer document distributed with this Agreement.
Tax Information. Subdivision 83A-C of the Income Tax Assessment Act, 1997, applies to Performance Share Units granted under the Program, such that the Performance Share Units are intended to be subject to deferred taxation.
Belgium
Terms and Conditions
Appendix B-3. Appendix B-3 is amended to include a new Section as follows:
Nothing in this Agreement shall affect the Company’s right to commence legal proceedings in any appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other legal papers upon the Participant in any manner authorised by the laws of any such jurisdiction, including in Belgium, for any potential violation of Appendix B-3. In addition, the Participant irrevocably waives, to the fullest extent permitted by applicable law: (i) any objection which it may now or hereafter have to the venue of any action, suit or proceeding brought in any court referred to in this Section; and (ii) any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. To the extent that the Participant may, in any suit, legal action or proceeding brought in a court of Belgium or elsewhere arising out of or in connection with this Agreement, be entitled to the benefit of any provision of law requiring the Company in such suit, legal action or proceeding to post security for the Participant’s costs or to post a bond or to take similar action, as the case may be, the Participant hereby irrevocably waives such benefit, in each case to the fullest extent now or hereafter permitted under the laws of any applicable jurisdiction.
Notifications
Tax/Exchange Control Reporting. The Participant is required to report any taxable income attributable to the grant of the Performance Share Units on the Participant’s annual tax return. In addition, the Participant is required to report any securities, bank or brokerage accounts opened and maintained outside Belgium on the Participant’s annual income tax return. In a separate report, the Participant must provide the National Bank of Belgium with certain details regarding such foreign securities, bank or brokerage accounts (including the account number, bank name and country in which such account was opened). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.
Bermuda
Terms and Conditions
Third Party Rights. The Company is entering into this Agreement for itself and as agent for and trustee of the Employer and all other Subsidiaries and Affiliates and is duly authorised to do so. The parties

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intend that the Employer and each Subsidiary and Affiliate should be able to enforce in its own right the terms of this Agreement which expressly or impliedly confer a benefit on that company subject to and in accordance with applicable statute, law or regulation concerning third party rights.
Appendix B-3. Appendix B-3 of this Agreement is deleted in its entirety and replaced with the following.
Conditions
The Company (in this Appendix B-3 such term to include the Bermuda Company and all Group Companies as defined below) is in the business of providing insurance brokerage, reinsurance brokerage, benefits consulting, compensation consulting, human resources consulting, managing underwriting and related services including accounting, claims management and handling, contract wording, information systems and actuarial services. An essential element of its business is the development and maintenance of personal contacts and relationships with clients. Because of these contacts and relationships, it is common for the Company’s clients to develop identification with the employee who services its insurance needs, rather than with the Company itself. The personal identification of clients of the Company with a Company employee creates potential for the employee’s appropriation of the benefits of the relationships developed with clients on behalf of and at the expense of the Company. Since the Company would suffer irreparable harm if the employee left its employment and solicited the insurance or other related business of clients of the Company or if the employee left its employ and solicited other employees of the Company, it is reasonable to protect the Company against solicitation activities by the employee for a limited period of time after the employee leaves the Company and for the Company to make the award of Performance Share Units conditional on the Participant not engaging in such solicitation activities.
In consideration of the granting of Performance Share Units to the Participant, the Participant agrees to the following reasonable conditions and restrictions:
1.    the Participant agrees that the Participant will not for a period of 12 months after the Termination Date (without the prior written consent of the Bermuda Company) either directly or indirectly and whether alone or in conjunction with or on behalf of any other person, organisation or entity and whether as a principal, shareholder, director, employee, agent, consultant, partner or otherwise:
1.1    be involved in any Capacity with any business concern which is (or intended to be) in competition with any Relevant Product and Services;
1.2    solicit, canvass or approach or cause to be solicited, canvassed or approached, or deal or contract with or accept business from any Relevant Client in relation to the supply or provision of any Relevant Products or Services, or endeavour to do so; or
1.3    solicit, induce, encourage, or entice away or endeavour to solicit, induce, encourage or entice away from the Bermuda Company or any Relevant Group Company any person who is employed by or is an agent, officer, independent contractor or consultant appointed or engaged by the Bermuda Company or a Relevant Group Company (i) in a senior, executive, professional, technical or sales capacity and with whom the Participant had material contact in the course of that person’s employment, appointment or

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engagement during the Relevant Period; or (ii) for whom the Participant had direct or indirect managerial responsibility during the Relevant Period, and in either case whether or not such person would commit any breach of the Participant’s contract of employment or engagement by leaving the service of the Bermuda Company or Relevant Group Company;
2.    any unvested Performance Share Units of any Participant will be immediately forfeited if the Company considers that the Participant has breached the restrictions at 1 above; and
3.    None of the restrictions in clause 1 shall prevent the Participant from:
(i)holding an investment by way of shares or other securities of not more than 5% of the total issued share capital of any company, whether or not it is listed or dealt in on a recognised stock exchange; or
(ii)being engaged or concerned in any business concern, provided that the Participant’s duties or work shall relate solely to services or activities of a kind with which the Participant was not concerned to a material extent in the 12 months before the Termination Date.
4.    the Participant shall be prohibited both during the Participant’s employment (otherwise than in the proper performance of the Participant’s duties and then only to those who need to know such Confidential Information for legitimate business reasons) or thereafter (except with the prior written consent of the Bermuda Company or as required by law) from:
(a)divulging or communicating to any person (including, but not limited to, any representative of the press or broadcasting or other media);
(b)causing or facilitating any unauthorised disclosure or publication through any failure by the Participant to exercise all due care, skill and diligence; or
(c)making use of or encouraging or permitting the use of (other than for the benefit of the Bermuda Company and any Relevant Group Company), any Confidential Information which may have come to the Participant’s knowledge or possession or control during the Participant’s employment. The Participant must also use the Participant’s best endeavours to prevent the publication or disclosure of any such Confidential Information.

This restriction will not apply to:
(i)Confidential Information which the Participant can demonstrate is in the public domain otherwise than through unauthorised disclosure; or
(ii)any disclosure required by the order of a court of competent jurisdiction or as otherwise required by law.
5.    For the purposes of (1) through (4) above:

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(a)The following words and expressions shall have the following meanings:
(i)“Confidential Information” has the meaning given within the Business Confidentiality provisions of the contractual section of the Bermuda employee handbook, as amended from time to time;
(ii)“Capacity” as agent, consultant, director, employee, owner, partner, shareholder or in any other capacity;
(iii)“Group Company” means the Company and its Holding Companies, its Subsidiary Companies and its Affiliated Companies from time to time (“Holding Company”, “Subsidiary Company” and “Affiliated Company” having the meanings set out in section 86 Companies Act 1981);
(iv)“Relevant Client” means any person, firm, company or organisation who or which at any time during the Relevant Period is or was (i) negotiating with or engaged in discussions with the Bermuda Company or Relevant Group Company for the sale or supply of Relevant Products or Services; or (ii) a client or customer of, or in the habit of dealing with, the Bermuda Company or Relevant Group Company for the sale or supply of Relevant Products or Services, and in each case with whom or which the Participant had material contact or dealings or about whom or which the Participant was in possession of Confidential Information during the Relevant Period in the course of the Participant’s employment and/or with whom any Bermuda Company or Relevant Group Company employees, agents, officers, consultants or independent contractors reporting to the Participant had material contact or dealings during the Relevant Period in the course of their employment or engagement;
(v)“Relevant Group Company” any Group Company (other than the Bermuda Company) for which the Participant has performed services or for or in respect of which the Participant has had operational/ management responsibility at any time during the Relevant Period;
(vi)“Relevant Period” means the period of 12 months immediately prior to the Termination Date (not including for this purpose any period during which the Participant was suspended or directed not to carry out the Participant’s duties pursuant to the Participant’s contract of employment;
(vii)“Relevant Products or Services” means products or services which are of the same kind as, or of a materially similar kind to or competitive with, any products or services supplied or provided by the Bermuda Company or Relevant Group Company within the Relevant Period and with which the Participant was materially involved in the course of the Participant’s employment during the Relevant Period and with which sale or supply the Participant was directly or otherwise materially concerned or connected or of which the Participant had personal knowledge in the Relevant Period;

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(viii)“Termination Date” means the date on which the Participant’s employment terminates; and
(ix)“Bermuda Company” means Aon Group (Bermuda) Ltd. a company registered in Bermuda with company number 1193;
(b)the period of 12 months in (1) above shall be reduced by the duration of any period immediately prior to the Participant’s Termination Date when the Participant was suspended, placed on garden leave or directed not to carry out the Participant’s duties; and
(c)100% of the Performance Share Units awarded to the Participant have been specifically awarded in consideration of the provisions contained in (1) and (2) above; and
(d)the parties agree that the provisions contained above will apply in any area or territory in which the Participant worked for the Bermuda Company or Relevant Group Company during the Relevant Period or any area or territory in which the Company or Relevant Group Company supplied or provided Relevant Products or Services during the Relevant Period; and
(e)to the extent the parties have set forth an alternate restraint on competition and/or solicitation in the Participant’s employment agreement, the version set forth in this Agreement will prevail and govern.
(f)Governing Law. The validity, interpretation, instruction, performance, enforcement and remedies of or relating to Appendix B-3 only, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the substantive laws of Bermuda, without regard to the conflict of law principles, rules or statutes of any jurisdiction;
(g)Venue and Jurisdiction. Venue for any legal proceedings instituted related to the rights and obligations contained in this Appendix B-3 shall be the courts of Bermuda and the Participant agrees to submit to the exclusive jurisdiction of the courts of Bermuda for purposes of enforcement of the rights and obligations contained hereunder.
Brazil
Terms and Conditions
Appendix B-3. Appendix B-3 is amended to include a new Section as follows:
Nothing in this Agreement shall affect the Company’s right to commence legal proceedings in any appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other legal papers upon the Participant in any manner authorised by the laws of any such jurisdiction for any potential violation of Appendix B-3. In addition, the Participant irrevocably waives, to the fullest extent permitted by applicable law: (i) any objection which it may now or hereafter have to the venue of any action, suit or proceeding brought in any court referred to in this Section; and (ii) any claim that any

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such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. To the extent that the Participant may, in any suit, legal action or proceeding brought in a court of Brazil or elsewhere arising out of or in connection with this Agreement, be entitled to the benefit of any provision of law requiring the Company in such suit, legal action or proceeding to post security for the Participant’s costs or to post a bond or to take similar action, as the case may be, the Participant hereby irrevocably waives such benefit, in each case to the fullest extent now or hereafter permitted under the laws of any applicable jurisdiction. The Participant expressly recognises that either the Company or its subsidiary employing the Participant, Aon Holdings Corretores de Seguros Ltda.; Aon Benfield Brasil Corretora de Resseguros Ltda.; Aon Affinity do Brasil Serviços e Corretora de Seguros Ltda.; Aon Affinity Administradora de Benefícios Ltda.; Farmaseg Solucoes Assistencia e Servicos Empresariais Ltda; or Adm Administradora de Beneficios Ltda, as applicable, may bring any such legal proceeding.
Labor Law Acknowledgment. This provision supplements the Acknowledgment section of Appendix B-3:
In accepting the Performance Share Units, the Participant acknowledges, understands and agrees that, for all legal purposes, (a) the benefits provided to the Participant under the Program are the result of commercial transactions unrelated to the Participant’s employment, (b) the Participant will be entitled to acquire Ordinary Shares only if the Participant continues to be an eligible Participant, (c) the income derived under the Program, if any, is not part of the Participant’s remuneration from employment and (d) the value of the underlying Ordinary Shares is not fixed and may increase or decrease without compensation to the Participant.
Compliance with the Law. In accepting the grant of the Performance Share Units, the Participant acknowledges the Participant’s agreement to comply with applicable Brazilian laws and to pay any and all applicable Tax-Related Items associated with the Performance Share Units, the sale of the Ordinary Shares acquired under the Program and the receipt of any dividends.
Notifications
Exchange Control Information. If the Participant is a resident or domiciled in Brazil, the Participant will be required to prepare and submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is greater than US$1,000,000. Assets and rights that must be reported include Ordinary Shares issued pursuant to the vesting/settlement of the Performance Share Units.
Canada
Terms and Conditions
Venue and Jurisdiction. The following provision supplements Section 2 of Appendix A:
Nothing in this Section 2 shall (or shall be construed so as to) limit the right of the Company to take proceedings against the Participant in the courts of any country (including the Courts of Canada) relating to or in any way connected with a breach or threatened breach of any of the conditions in Appendix B-3 to this Agreement.

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Termination of Employment. The following provision supplements Section 1(k) of Appendix A: For purposes of the Performance Share Units, the Participant’s employment or other services will be considered terminated, and the Participant’s right (if any) to earn, seek damages in lieu of, vest in or otherwise benefit from any portion of the Performance Share Units pursuant to the Agreement will be measured by the date that is the earliest of (i) the date the Participant’s employment with the Employer is terminated for any reason and (ii) the date the Participant’s receives written notice of termination from the Employer; in either case, regardless of any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under local law. For greater certainty, the Participant will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which the Participant’s right to vest terminates, nor will the Participant be entitled to any compensation for lost vesting. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued vesting during a statutory notice period, the Participant’s right to vest in the Performance Share Units, if any, will terminate effective upon the expiry of the minimum statutory notice period, but the Participant will not earn or be entitled to pro-rated vesting if the date of settlement of the Performance Share Units falls after the end of the statutory notice period, nor will the Participant be entitled to any compensation for lost vesting.
Appendix B-3. Appendix B-3 is amended by deleting the final Section and replacing it with the following:
For the purposes of (1) and (2) above:
(a)“Company” means Aon plc, a public limited company incorporated under Irish law and each if its affiliates and subsidiaries including, without limitation, Aon Canada Inc. and each of its related and/or affiliated companies throughout Canada.
(b)“Relevant Period” means the last 12 months of a Participant’s active employment (not including for this purpose any period immediately prior to the termination of the Participant’s employment when the Participant was suspended or directed not to carry out the Participant’s duties for the Company); and
(c)the period of 12 months in (1) and the period of two years in (2) shall be reduced by the duration of any period immediately prior to the Participant’s Termination Date when the Participant was suspended or directed not to carry out the Participant’s duties for the Company; and
(d)100% of the Performance Share Units awarded to the Participant have been specifically awarded in consideration of the provisions contained in (1) and (2) above; and
(e)the parties agree that the provisions contained in (1) and (2) above will apply globally unless the parties have specified a reduced territory in the Participant’s employment agreement, in which case the territory specified in the employment agreement will prevail and govern; and
(f)to the extent the parties have set forth an alternate restraint on competition and/or solicitation in the Participant’s employment agreement, the version set forth in the employment agreement will prevail and govern.

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Form of Payment. Notwithstanding any discretion contained in the Program document, the Performance Share Units are payable in Ordinary Shares only.
The following provisions will apply to the Participants who are residents of Quebec:
Language Consent. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.
Data Privacy. This provision supplements Section 11 of Appendix A of the Agreement:
The Participant hereby authorises the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved with the administration of the Program. The Participant further authorises the Company, the Employer or any other Subsidiary or Affiliate and Fidelity or any other stock plan service provider or designated third party that may be selected by the Company in the future to assist with the Program to disclose and discuss the Program with their advisors. The Participant also authorises the Company, the Employer and any other Subsidiary or Affiliate to record such information and to keep such information in the Participant’s file.
Notifications
Securities Law Notice. The Participant is permitted to sell Ordinary Shares acquired through the Program through the designated broker appointed under the Program, if any, provided the resale of Ordinary Shares acquired under the Program takes place outside of Canada through the facilities of a stock exchange on which the Ordinary Shares are listed. The Ordinary Shares are currently listed on the New York Stock Exchange.
Foreign Asset/Account Reporting Information. Specified foreign property, including Ordinary Shares and other rights to receive Ordinary Shares (e.g., Performance Share Units) of a non-Canadian company held by Canadian residents must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the individual’s specified foreign property exceeds C$100,000 at any time during the year. Thus, such Performance Share Units must be reported - generally at a nil cost - if the C$100,000 cost threshold is exceeded because other specified foreign property is held by the individual. When Ordinary Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Ordinary Shares. The ACB would ordinarily equal the fair market value of the Ordinary Shares at the time of acquisition, but if the Participant owns other shares of the same company, this ACB may have to be averaged with the ACB of the other shares.
Colombia
Terms and Conditions

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Labor Law Acknowledgment. This provision supplements the Acknowledgment section of Appendix B-3:
In accepting the Performance Share Units, the Participant acknowledges, understands and agrees that pursuant to Article 15 of Law 50/1990 (Article 128 of the Colombian Labor Code), the Performance Share Units and any payments the Participant receives pursuant to the Performance Share Units are wholly discretionary and are a benefit of an extraordinary nature that do not exclusively depend on the Participant’s performance. Accordingly, the Performance Share Units and any payments the Participant receives pursuant to the Performance Share Units do not constitute a component of “salary” and will not be considered as made in the nature of a salary payment for any and all legal purposes, including for purposes of calculating any and all labor benefits, such as fringe benefits, vacation pay, termination or other indemnities, payroll taxes, social insurance contributions, or any other outstanding employment-related amounts, subject to the limitations provided in Law 1393/2010.
Notifications
Securities Law Notice. The Ordinary Shares are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the Ordinary Shares may not be offered to the public in Colombia. Nothing in this document should be construed as the making of a public offer of securities in Colombia.
Exchange Control Information. Investment in assets located abroad (such as Ordinary Shares acquired under the Program) does not require prior approval. However, all investments must be registered with the Central Bank (Banco de la República) regardless of value. In addition, all payments related to the liquidation of such investments must be transferred through the Colombian foreign exchange market (e.g., local banks), which includes the obligation of correctly completing and filing the appropriate foreign exchange form (declaración de cambio).
The Participant is responsible for complying with any and all Colombian foreign exchange restrictions, approvals, registration and reporting requirements in connection with the Performance Share Units and any Ordinary Shares acquired or funds received under the Program.
The Participant should consult with the Participant’s personal legal and tax advisor regarding any such obligations in connection with the Participant’s participation in the Program.
Czech Republic
Notifications
Foreign Asset/Account Reporting Information. The Czech National Bank (“CNB”) may require Czech residents to fulfill certain notification duties in relation to the acquisition of Ordinary Shares and the opening and maintenance of a foreign account. In addition, Czech residents may need to report the following even in the absence of a request from the CNB: (a) foreign direct investments with a value of CZK 2,500,000 or more in the aggregate and (b) other foreign financial assets with a value meeting or exceeding a prescribed threshold. Because exchange control regulations change frequently and without notice, the Participant should consult the Participant’s personal legal advisor regarding participation in the

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Program to ensure compliance with current regulations. It is the Participant’s responsibility to comply with any applicable Czech exchange control laws.
France
Terms and Conditions
Grant of Performance Share Units. The Performance Share Units granted pursuant to this Agreement are not intended to be “French-qualified” restricted stock units and are not eligible for specific tax and/or social security treatment in France under Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 et seq. of the French Commercial Code, as amended.
Language Consent. By clicking on the “I accept” button or signing and returning this document providing for the terms and conditions of this grant, the Participant confirms having read and understood the documents relating to this grant (the Program and this Agreement) which were provided to the Participant in the English language. The Participant accepts the terms of these documents accordingly.
En cliquant sur le bouton “J’accepte” ou en signant et renvoyant le présent document décrivant les termes et conditions de cette attribution, le Participant confirme avoir lu et compris les documents relatifs à cette attribution (le Programme et ce Contrat) qui ont été communiqués au Participant en langue anglaise. Le Participant en accepte les termes en connaissance de cause.
Notifications
Exchange Control Information. The Participant must declare to the customs and excise authorities any cash or securities the Participant imports or exports without the use of a financial institution when the value of the cash or securities is equal to or exceeds €10,000. In addition, the Participant must declare any bank or stock account opened, held or closed abroad to the French tax authorities on an annual basis.
Germany
Notifications
Exchange Control Information. Cross-border payments in excess of €12,500 must be electronically reported on a monthly basis to the German Federal Bank. If the Participant uses a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of Ordinary Shares acquired under the Program, the Participant must complete the appropriate report. The form of report (“Allgemeines Meldeportal Statistik”) can be accessed via Bundesbank’s website (www.bundesbank.de) and is available in both German and English.
Foreign Asset/Account Reporting Information. If the acquisition of Ordinary Shares under the Program leads to a so-called qualified participation at any point during the calendar year, the Participant will need to report the acquisition when the Participant files the Participant’s tax return for the relevant year. A qualified participation is attained if (i) the value of the Ordinary Shares acquired exceeds €150,000 or (ii) in the unlikely event the Participant holds Ordinary Shares exceeding 10% of the Company’s total common stock.
Hong Kong

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Terms and Conditions
Venue and Jurisdiction. The following provision supplements Section 2 of Appendix A:
Nothing in this Section 2 shall (or shall be construed so as to) limit the right of the Company to take proceedings against the Participant in the courts of any country (including the Courts of Hong Kong) relating to or in any way connected with a breach or threatened breach of any of the conditions in Appendix B-3 to this Agreement.
Form of Payment. Notwithstanding any discretion contained in the Program document, the Performance Share Units are payable in Ordinary Shares only.
Sale of Ordinary Shares. Ordinary Shares received at vesting are accepted as a personal investment. In the event the Performance Share Units vest within six months of the Grant Date, the Participant agrees that the Participant will not dispose of the Ordinary Shares acquired prior to the six month anniversary of the Grant Date.
Notifications
Securities Law Notice. Warning: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Participant should exercise caution in relation to the offer. If the Participant is in any doubt about any of the contents of the Agreement, including the Appendices, or the Program, the Participant should obtain independent professional advice. The Performance Share Units and underlying Ordinary Shares issued at vesting do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or a Subsidiary. The Agreement, including the Appendices, the Program document and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The Performance Share Units are intended only for the personal use of each eligible Participant of the Company and its Subsidiaries and may not be distributed to any other person.
Occupational Retirement Schemes Ordinance Alert. The Company specifically intends that neither the Performance Share Units nor the Program will be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”).
Hungary
No country-specific terms apply.
India
Terms and Conditions
Venue and Jurisdiction. The following provision supplements Section 2 of Appendix A:
Nothing in this Section 2 shall (or shall be construed so as to) limit the right of the Company to seek restraining orders or injunctions against the Participant in the courts of any country (including the Courts

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of India) relating to or in any way connected with a breach or threatened breach of any of the conditions in Appendix B-3 to this Agreement.
Notifications
Exchange Control Information. Indian residents are required to repatriate to India any cash proceeds related to Ordinary Shares within a prescribed period of time (i.e., within 90 days of receipt of proceeds from the sale of Ordinary Shares acquired under the Program, and within 180 days of receipt of any cash dividends received in relation to the Ordinary Shares, or within any other timeframe prescribed under applicable Indian exchange control laws as may be amended from time to time) and convert such proceeds into local currency. Indian residents will receive a foreign inward remittance certificate (“FIRC”) from the bank where they deposit the foreign currency and must maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.
Foreign Asset/Account Reporting Information. Indian residents are required to declare any foreign bank accounts and any foreign financial assets (including Ordinary Shares held outside India) in their annual tax return.  The Participant is responsible for complying with any applicable reporting obligation and should confer with the Participant’s personal tax advisor in this regard.
Ireland
Terms and Conditions
Venue and Jurisdiction. The following provision supplements Section 2 of Appendix A:
Nothing in this Section 2 shall (or shall be construed so as to) limit the right of the Company to take proceedings against the Participant in the courts of any country (including the Courts of Ireland) relating to or in any way connected with a breach or threatened breach of any of the conditions in Appendix B-3 to this Agreement.
Appendix B-3. Appendix B-2 is amended by deleting the final section and replacing it with the following:
For the purposes of (1) through (2) above:
(a)“Company” means Aon plc, a public limited company incorporated under Irish law and each of its affiliates and subsidiaries including, without limitation, each of its related and/or affiliated companies throughout Ireland;
(b)“Relevant Period” means the last 12 months of a Participant’s active employment (not including for this purpose any period immediately prior to the termination of the Participant’s employment when the Participant was suspended or directed not to carry out the Participant’s duties for the Company); and
(c)the period of 12 months in (1) and the period of two years in (2) shall be reduced by the duration of any period immediately prior to the Participant’s Termination Date when the Participant was suspended or directed not to carry out the Participant’s duties for the Company; and

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(d)100% of the Performance Share Units awarded to the Participant have been specifically awarded in consideration of the provisions contained in (1) and (2) above; and
(e)the parties agree that nothing in the provisions contained in (1) and (2), shall (or be construed so as to) limit any restraints on competition and/or solicitation in the Participant’s employment agreement.
Italy
Terms and Conditions
Program Document Acknowledgment. In accepting the grant of the Performance Share Units, the Participant acknowledges that the Participant has received a copy of the Program document and the Agreement and has reviewed the Program document and the Agreement, including the Appendices, in their entirety and fully understands and accepts all provisions of the Program and the Agreement, including the Appendices.
The Participant further acknowledges that the Participant has read and specifically and expressly approves the following sections of the Agreement (including the Appendices): (a) Governing Law; (b) Venue and Jurisdiction; (c) Imposition of Other Requirements; (d) Acknowledgment of Nature of the Program and the Performance Share Units; (e) Tax Withholding Obligations; (f) Language; and (g) Data Privacy.
Notifications
Foreign Asset/Account Reporting Information. If the Participant is an Italian resident and holds investments or financial assets outside of Italy (e.g., cash, Performance Share Units, Ordinary Shares) during any fiscal year which may generate income taxable in Italy (or if the Participant is the beneficial owner of such an investment or asset even if the Participant does not directly hold the investment or asset), the Participant is required to report such investments or assets on the Participant’s annual tax return for such fiscal year (on UNICO Form, RW Schedule, or on a special form if the Participant is not required to file a tax return).
Japan
Terms and Conditions
Venue and Jurisdiction. The following provision supplements Section 2 of Appendix A:
Nothing in this Section 2 shall (or shall be construed so as to) limit the right of the Company to take proceedings against the Participant in the courts of any country (including the Courts of Japan) relating to or in any way connected with a breach or threatened breach of any of the conditions in Appendix B-3 to this Agreement.
Notifications
Foreign Asset/Account Reporting Information. The Participant is required to report details of any assets held outside of Japan as of December 31, including Ordinary Shares, to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due from the Participant by

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March 15 each year. The Participant is responsible for complying with this reporting obligation and should confer with the Participant’s personal tax advisor in this regard.
Exchange Control Information. If the Participant acquires Ordinary Shares valued at more than ¥100,000,000 in a single transaction, the Participant must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within twenty days after acquisition of the Shares.
Lithuania
Notifications
Foreign Asset/Account Reporting Information. The Participant may be required to file an Annual Asset Return of the Individual (Family) in Form No. FR0001 with respect to assets held outside of Lithuania (i.e., Shares), as well as a foreign account report if the Participant opens an account with a foreign financial institution with annual turnover in the account exceeding EUR 15,000. The Participant should consult with the Participant’s personal tax advisor regarding the Participant’s reporting obligations.
Mexico
Terms and Conditions
No Entitlement or Claims for Compensation. These provisions supplement the Acknowledgment section of Appendix B-3:
Modification. By accepting the Performance Share Units, the Participant understands and agrees that any modification of the Program or the Agreement or its termination shall not constitute a change or impairment of the terms and conditions of employment.
Policy Statement. The award of Performance Share Units is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability.
The Company, with registered offices at Metropolitan Building, James Joyce Street, Dublin 1, Ireland, D01 K0Y8, is solely responsible for the administration of the Program and the Participant’s participation in the Program and the acquisition of Shares does not, in any way, establish an employment relationship between the Participant and the Company since the Participant is participating in the Program on a wholly commercial basis and the sole employer is Aon Risk Solutions Agente de Seguros y de Fianzas, S.A. de C.V., or Aon Life Agente de Seguros, S.A. de C.V., or Aon México Business Support, S.A. de C.V., or Aon México Holdings, S. de R.L. de C.V., or Aon Affinity México Agente de Seguros y de Fianzas, S.A. de C.V., or Aon Affinity México, S.A. de C.V., or Hewitt Associates, S.C., or Hewitt Beneficios Agente de Seguros y de Fianzas, S.A. de C.V., or Aon Benfield México Intermediario de Reaseguro, S.A. de C.V., as applicable, nor does it establish any rights between the Participant and the Employer.
Program Document Acknowledgment. By accepting the Performance Share Units, the Participant acknowledges that the Participant has received copies of the Program document, has reviewed the Program document and the Agreement in their entirety and fully understands and accepts all provisions of the Program and the Agreement.

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In addition, by accepting the Agreement, the Participant further acknowledges that the Participant has read and specifically and expressly approved the terms and conditions in the Acknowledgment section of Appendix B-3 in which the following is clearly described and established: (i) participation in the Program does not constitute an acquired right; (ii) the Program and participation in the Program is offered by the Company on a wholly discretionary basis; (iii) participation in the Program is voluntary; and (iv) the Company and any Subsidiary are not responsible for any decrease in the value of the Ordinary Shares underlying the Performance Share Units.
Finally, the Participant hereby declares that the Participant does not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of the Participant’s participation in the Program and therefore grants a full and broad release to the Employer, the Company and any Subsidiary with respect to any claim that may arise under the Program.
Sin derecho a compensación o reclamaciones por compensación. Estas disposiciones complementan la Sección de Reconocimiento del Anexo B-3:
Modificación. Al aceptar las Unidades de Acciones Restringidas, el Participante entiende y acuerda que cualquier modificación al Programa o al Contrato o su terminación no constituirá un cambio o perjuicio a los términos y condiciones de empleo.
Declaración de Política. El Otorgamient que la Compañía está haciendo de conformidad con el Programa es unilateral y discrecional y, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y discontinuar el mismo en cualquier momento, sin responsabilidad alguna.
La Compañía, con oficinas registradas ubicadas en Metropolitan Building, James Joyce Street, Dublin 1, Ireland, D01 K0Y8 es únicamente responsable de la administración del Programa y la participación en el Programa y la adquisición de Acciones no establece, de forma alguna, una relación de trabajo entre el Partícipe y la Compañía, ya que el Partícipe participa en el Programa de una forma totalmente comercial y el único patrón es Aon Risk Solutions Agente de Seguros y de Fianzas, S.A. de C.V., o Aon Life Agente de Seguros, S.A. de C.V., o Aon México Business Support, S.A. de C.V., o Aon México Holdings, S. de R.L. de C.V., o Aon Affinity México Agente de Seguros y de Fianzas, S.A. de C.V., o Aon Affinity México, S.A. de C.V., o Hewitt Associates, S.C., o Hewitt Beneficios Agente de Seguros y de Fianzas, S.A. de C.V., o Aon Benfield México Intermediario de Reaseguro, S.A. de C.V., en caso de ser aplicable, y tampoco establece ningún derecho entre el Partícipe y el Patrón.
Reconocimiento del Documento del Programa. Al aceptar el Otorgamiento de las Unidades de Acciones Restringidas, el Participante reconoce que el Partícipe ha recibido copias del Programa, ha revisado el Programa y el Contrato en su totalidad y entiende y acepta completamente todas las disposiciones contenidas en el Programa y en el Contrato.
Adicionalmente, al aceptar el Contrato, el Participante reconoce que ha leído y específica y expresamente ha aprobado los términos y condiciones de la Sección de Reconocimiento del Anexo B-3, en el que claramente se ha descrito y establecido que: (i) la participación en el Programa no constituye un derecho adquirido; (ii) el Programa y la participación en el Programa es ofrecida por la Compañía de forma enteramente discrecional; (iii) la participación en el Programa es voluntaria; y (iv) la

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Compañía y cualquier empresa afiliada no son responsables por cualquier disminución en el valor de las Acciones Ordinarias subyacentes a las Unidades de Acciones Restringidas.
Finalmente, el Partícipe en este acto declara que el Partícipe no se reserva ninguna acción o derecho para interponer una demanda o reclamación en contra de la Compañía por compensación, daño o perjuicio alguno como resultado de su participación en el Programa y, por lo tanto, otorga el más amplio finiquito al Patrón, la Compañía y cualquier empresa afiliada con respecto a cualquier demanda o reclamación que pudiera surgir en virtud del Programa.
Notifications
Securities Law Information. The Performance Share Units and the Shares offered under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the Performance Share Units may not be publicly distributed in Mexico. These materials are addressed to the Participant only because of the Participant’s existing relationship with the Company and its Subsidiaries and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of the companies identified below made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
Netherlands
Terms and Conditions
Venue and Jurisdiction. The following provision supplements Section 2 of Appendix A:
Nothing in this Section 2 shall (or shall be construed so as to) limit the right of the Company to take proceedings against the Participant in the courts of any country (including the Courts of The Netherlands) relating to or in any way connected with the place of residency of the Participant, the place where the work is performed, or related to the breach or threatened breach of any of the conditions in Appendix B-3 to this Agreement.
Appendix B-3. Appendix B-3 is amended by deleting the final Section in its entirety and replacing it with the following:
For the purposes of (1) and (2) above:
(a)“Company” means Aon plc, a public limited company incorporated under Irish law and each if its affiliates and subsidiaries including, without limitation, Aon Groep Nederland bv and each of its related and/or affiliated companies throughout the Netherlands.
(b)“Relevant Period” means the last 12 months of a Participant’s active employment (not including for this purpose any period immediately prior to the termination of the Participant’s employment when the Participant was suspended or directed not to carry out the Participant’s duties for the Company); and

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(c)the period of 12 months in (1) and the period of two years in (2) shall be reduced by the duration of any period immediately prior to the Participant’s Termination Date when the Participant was suspended or directed not to carry out the Participant’s duties for the Company; and
(d)100% of the Performance Share Units awarded to the Participant have been specifically awarded in consideration of the provisions contained in (1) and (2) above; and
(e)the parties agree that the provisions contained in (1) and (2) above will apply globally unless the parties have specified a reduced territory in the Participant’s employment agreement, in which case the territory specified in the employment agreement will prevail and govern; and
(f)to the extent the parties have set forth an alternate restraint on competition and/or solicitation in the Participant’s employment agreement, the version set forth in the employment agreement will prevail and govern.
New Zealand
Terms and Conditions
Venue and Jurisdiction. The following provision supplements Section 2 of Appendix A:
Nothing in this Section 2 shall (or shall be construed so as to) limit the right of the Company to take proceedings against the Participant in the courts of any country (including the Courts of New Zealand) relating to or in any way connected with a breach or threatened breach of any of the conditions in Appendix B-3 to this Agreement.
Appendix B-3. Appendix B-3 is amended by deleting the final Section in its entirety and replacing it with the following:
For the purposes of (1) and (2) above:
(a)“Company” means Aon Corporation, a Delaware corporation and each if its affiliates and subsidiaries including, without limitation, the following:
(i)Aon New Zealand a New Zealand corporation; and
(ii)Aon (Fiji) Limited a Fiji corporation.
(b)“Relevant Period” means the last 12 months of a Participant’s active employment (not including for this purpose any period immediately prior to the termination of the Participant’s employment when the Participant was suspended or directed not to carry out the Participant’s duties for the Company); and
(c)the period of 12 months in (1) and the period of two years in (2) shall be reduced by the duration of any period immediately prior to the Participant’s Termination Date when the Participant was suspended or directed not to carry out the Participant’s duties for the Company; and
(d)100% of the Performance Share Units awarded to the Participant have been specifically awarded in consideration of the provisions contained in (1) and (2) above; and

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(e)the parties agree that nothing in the provisions contained in (1) and (2), shall (or be construed so as to) limit any restraints on competition and/or solicitation in the Participant’s employment agreement.
Notifications
Securities Law Notice. Warning: This is an offer of Performance Share Units over Ordinary Shares. Ordinary Shares give the Participant a stake in the ownership of the Company. The Participant may receive a return if dividends are paid. Ordinary Shares are quoted on the New York Stock Exchange (“NYSE”). This means the Participant may be able to sell them on the NYSE if there are interested buyers. The Participant may get less than the Participant invested. The price will depend on the demand for the Ordinary Shares.
If the Company runs into financial difficulties and is wound up, the Participant will be paid only after all creditors have been paid. The Participant may lose some or all of the Participant’s investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share scheme. As a result, the Participant may not be given all the information usually required. The Participant will also have fewer other legal protections for this investment.
In compliance with applicable New Zealand securities laws, the Participant is entitled to receive, in electronic or other form and free of cost, copies of the Company’s latest annual report, relevant financial statements and the auditor’s report on said financial statements (if any).
The Participant should ask questions, read all documents carefully, and seek independent financial advice before committing him- or herself.
Poland
Notifications
Foreign Asset/Account Reporting Information. Polish residents holding foreign securities (including Ordinary Shares) and/or maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited into such accounts if the value of such securities and cash (when combined with all other assets possessed abroad) exceeds PLN 7 million. If required, the reports must be filed on a quarterly basis on special forms available on the website of the National Bank of Poland.
Further, any fund transfers into or out of Poland in excess of certain thresholds (currently EUR 15,000, unless the transfer of funds is considered to be connected with the business activity of an entrepreneur, in which case a lower threshold may apply) must be effected through a bank in Poland. Polish residents are required to retain all documents related to any foreign exchange transactions for a period of five years, as measured from the end of the year in which the foreign exchange transactions were made.
Portugal

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Terms and Conditions
Language Consent. The Participant hereby expressly declares that the Participant has full knowledge of the English language and has read, understood and fully accepts and agrees with the terms and conditions established in the Program and the Agreement.
Conhecimento da Lingua. O Participante, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Programa e do Contrato.
Notifications
Foreign Asset/Account Reporting Information. If Ordinary Shares are deposited with a Portuguese financial intermediary, the intermediary will be obligated to communicate the acquisition and sale of Ordinary Shares to the Bank of Portugal for statistical purposes and to the Portuguese Tax Authorities.
If Ordinary Shares are not deposited with a Portuguese financial intermediary, the Participant will be required to perform such reporting to the Bank of Portugal for statistical purposes and to the Portuguese Tax Authorities unless the Participant engages a Portuguese financial intermediary to file the reports on the Participant’s behalf.
Puerto Rico
No country-specific terms apply.
Singapore
Terms and Conditions
Venue and Jurisdiction. The following provision supplements Section 2 of Appendix A:
Nothing in this Section 2 shall (or shall be construed so as to) limit the right of the Company to take proceedings against the Participant in the courts of any country (including the Courts of Singapore) relating to or in any way connected with a breach or threatened breach of any of the conditions in Appendix B-3 to this Agreement to seek the appropriate relief (including, but not limited to, injunctive relief).
Sale of Shares. Shares acquired under the Program may not be sold or otherwise offered for sale in Singapore prior to the six-month anniversary of the Grant Date, unless such sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) or pursuant to, and in accordance with the conditions of, any other applicable provision(s) of the SFA.
Notifications
Securities Law Notice. The grant of the Performance Share Units is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA and is not made with a view to the underlying Ordinary Shares being subsequently offered for sale to any other party. The Program

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document has not been nor will it be lodged or registered as a prospectus with the Monetary Authority of Singapore.
Director Notification Requirement. Directors (including alternate, substitute or shadow directors) of a Singapore Subsidiary are subject to certain notification requirements under the Singapore Companies Act. Directors must notify the Singapore Subsidiary in writing of an interest (e.g., Performance Share Units, Ordinary Shares, etc.) in the Company or any related companies within a prescribed period of time from (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the Ordinary Shares are sold), or (iii) becoming a director.
South Africa
Terms and Conditions
Securities Law Information. In compliance with South African securities law, the Participant acknowledges that the Participant has been notified that the documents listed below are available for the Participant’s review at the addresses listed below:
•The Company’s most recent annual and quarterly financial statements: https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0000315293&type=10-&dateb=&owner=exclude&count=40.
•The Company’s most recent prospectus: Access the Participant’s www.netbenefits.com account then select Plan & Grant Documents.
The Participant acknowledges that the Participant may obtain a copy of the above documents, without fee, by contacting aonstockadministration@aon.com.
Tax Notification. This provision supplements Section 12 of Appendix A:
By accepting the Performance Share Units, the Participant agrees to notify the Employer of the amount of any gain realized upon vesting. If the Participant fails to advise the Employer of the gain realized upon vesting, the Participant may be liable for a fine. The Participant will be responsible for paying any difference between the actual tax liability and the amount of tax withheld.
Notifications
Exchange Control Information. The Participant is solely responsible for ensuring compliance with applicable exchange control laws and regulations in South Africa. Because no transfer of funds from South Africa is required in connection with the Performance Share Units, no filing or reporting requirements should apply to the Participant when the Performance Share Units are granted or when Ordinary Shares are issued upon vesting/settlement of the Performance Share Units. However, because the exchange control regulations change frequently and without notice, the Participant should consult the Participant’s legal advisor prior to the acquisition or sale of Ordinary Shares issued pursuant to the Performance Share Units to ensure compliance with current regulations. As noted above, it is the Participant’s responsibility to comply with the South African exchange control laws, and neither the Company nor the Employer will be liable for any fines or penalties resulting from failure to comply with applicable exchange control laws and regulations.
Spain

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Terms and Conditions
Termination of Employment. For purposes of the Performance Share Units, a termination of employment includes a termination that is deemed an “unfair dismissal” or a “constructive dismissal.”
Labor Law Acknowledgment. This provision supplements the Acknowledgment section of Appendix B-3:
In accepting the Performance Share Units, the Participant acknowledges that the Participant consents to participation in the Program and has received a copy of the Program.
The Participant understands and agrees that, as a condition of the grant of the Performance Share Units, except as provided for in the Program document or this Agreement, the Participant’s termination of employment for any reason (including for the reasons listed below) will automatically result in the cancellation and loss of any Performance Share Units that may have been granted to the Participant and that were not fully vested on the date of termination. In particular, the Participant understands and agrees that the Performance Share Units will be canceled without entitlement to the Ordinary Shares or to any amount as indemnification if the Participant terminates employment by reason of, including, but not limited to: resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognised to be without good cause (i.e., subject to a “despido improcedente”), individual or collective layoff on objective grounds, whether adjudged or recognised to be with or without good cause or adjudged or recognised to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.
Furthermore, the Participant understands that the Company has unilaterally, gratuitously and in its sole discretion decided to grant Performance Share Units under the Program to individuals who may be employees of the Company or a Subsidiary throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or a Subsidiary on an ongoing basis, over and above the specific terms of the Program. Consequently, the Participant understands that the Performance Share Units are granted on the assumption and condition that the Performance Share Units and the Ordinary Shares issued upon vesting/settlement of the Performance Share Units shall not become a part of any employment contract (either with the Company or a Subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Participant understands that the grant of the Performance Share Units would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of Performance Share Units shall be null and void.
Notifications
Securities Law Notice. The Performance Share Units do not qualify as securities under Spanish regulations. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. The present document has not been nor will it be registered with the

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Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission) and does not constitute a public offering prospectus.
Exchange Control Information. To participate in the Program, the Participant agrees to comply with exchange control regulations in Spain. The acquisition of Ordinary Shares under the Program must be declared for statistical purposes to the Dirección General de Comercio e Inversiones (the “DGCI”). Because the Participant will not acquire the Ordinary Shares through the use of a Spanish financial institution, the Participant agrees to make the declaration by filing a D-6 form with the DGCI. Generally, the D-6 form must be filed each January while the Ordinary Shares are owned or to report the sale of Ordinary Shares. In addition, the sale of Ordinary Shares must also be declared on the D-6 form filed with the DGCI in January, unless the sale proceeds exceed the applicable threshold (currently €1,502,530), in which case, the filing is due within one month after the sale.
Further, the Participant is required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Ordinary Shares acquired under the Program), and any transactions with non-Spanish residents (including any payments of Ordinary Shares made to the Participant pursuant to the Program) if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the prior or current year, exceed €1,000,000. Once the €1,000,000 threshold has been surpassed in either respect, the Participant will generally be required to report all foreign accounts, foreign instruments and transactions with non-Spanish residents, even if the relevant threshold has not been crossed for an individual item. Generally, the Participant will only be required to report on an annual basis (by January 20 of each year); however, if the balances in the Participant’s foreign accounts together with the value of the Participant’s foreign instruments or the volume of transactions with non-Spanish residents exceed €100,000,000, more frequent reporting will be required.
Foreign Asset/Account Reporting Information. To the extent that the Participant holds rights or assets (e.g., cash or Ordinary Shares held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of right or asset category as of December 31 each year, the Participant is required to report information on such rights and assets on the Participant’s tax return (Form 720) for such year (or at any time during the year in which the Participant sells or disposes of such right or asset). After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000 (for each type of right or asset category) as of each subsequent December 31, or if the Participant transfers or disposes of any previously-reported rights or assets. The Participant should consult with the Participant’s personal tax and legal advisors to ensure compliance with applicable reporting obligations.
Switzerland
Terms and Conditions
Appendix B-3. Appendix B-3 is amended by deleting the definition of “Relevant Period” in its entirety and replacing it with the following:
“Relevant Period” means the last 12 months of a Participant’s active employment (not including for this purpose any period immediately prior to the termination of the Participant’s employment when the

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Participant was suspended or directed not to carry out the Participant’s duties for the Company); and the Participant undertakes not to engage in any of the activities mentioned under the provisions contained in (1) and (2) of Appendix B-3 within Switzerland; and
Appendix B-3 is further amended to include a new Section (3) to the end thereof as follows:
In addition to the consequences provided in this Appendix B-3, in case of breach of the provisions contained in (1) and (2), the Participant must compensate the Company, any other group entity, including the employing entity, for any damages that the Company, any other group entity, including the employing entity, may have incurred as a result of the breach. Furthermore, the Company and/or any other group entity, including the employing entity, shall have the right to request that the Participant cease and desist from any prohibited activities and to apply to any court of competent jurisdiction, including Swiss courts, for injunctive relief.
Notifications
Securities Law Notice. Neither this document nor any other materials relating to the offer of Performance Share Units (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company or one of its Subsidiaries or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 of FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).
Turkey
Notifications
Securities Law Notice. The Performance Share Units are made available only to employees of the Company and its Subsidiaries, and the offer of participation in the Program is a private offering. The grant of Performance Share Units and the issuance of Ordinary Shares at vesting take place outside of Turkey.
Financial Intermediary Obligation. Any activity related to investments in foreign securities (e.g., the sale of Ordinary Shares) should be conducted through a bank or financial intermediary institution licensed by the Turkish Capital Markets Board and should be reported to the Turkish Capital Markets Board by the bank or intermediary assisting with the transaction. The Participant is solely responsible for complying with this requirement and should consult with a personal legal advisor for further information regarding any obligations in this respect.
United Arab Emirates
Notifications
Securities Law Notice. The Agreement, the Program, and other incidental communication materials are intended for distribution only to employees of the Company and its Subsidiaries for the purposes of an employee compensation or reward scheme.

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The Emirates Securities and Commodities Authority and the Central Bank have no responsibility for reviewing or verifying any documents in connection with this statement. Neither the Ministry of Economy nor the Dubai Department of Economic Development has approved this statement or taken steps to verify the information set out in it, and has no responsibility for it.
The securities to which this statement relates may be illiquid and/or subject to restrictions on their resale. Prospective acquirers of the securities offered should conduct their own due diligence on the securities.
Participants who do not understand the contents of the Agreement or the Program should consult their own authorised financial advisor.
United Kingdom
Terms and Conditions
Tax Withholding Obligations. The following supplements Section 12 of Appendix A:
Without limitation to Section 12 of Appendix A, the Participant agrees that the Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or the Employer or by Her Majesty’s Revenue and Customs (“HMRC” ) (or any other tax or other relevant authority). The Participant also agrees to indemnify and keep indemnified the Company and the Employer against any taxes or other amounts that they are required to pay or withhold or have paid or will pay on the Participant’s behalf to HMRC (or any other tax or other relevant authority).
Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In such case, if the amount of any income tax due is not collected from or paid by the Participant within ninety (90) days of the end of the UK tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and National Insurance contributions (“NICs”) may be payable. The Participant understands that the Participant will be responsible for paying and reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer, as applicable, the amount of any employee NICs due on this additional benefit, which the Company or the Employer, as applicable, may obtain from the Participant at any time thereafter by any of the means set forth in Section 12 of Appendix A.
Third Party Rights. The Company is entering into this Agreement for itself and as agent for and trustee of the Employer and all other Subsidiaries and Affiliates and is duly authorised to do so. The parties intend that the Employer and each Subsidiary and Affiliate should be able to enforce in its own right the terms of this Agreement which expressly or impliedly confer a benefit on that company subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999 or other applicable statute, law or regulation concerning third party rights.
Appendix B-3. The Conditions section of Appendix B-3 of this Agreement is deleted in its entirety and replaced with the following.
Conditions

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The Company (in this Appendix B-3 such term to include the UK Company and all Group Companies as defined below) is in the business of providing insurance brokerage, reinsurance brokerage, benefits consulting, compensation consulting, human resources consulting, managing underwriting and related services including accounting, claims management and handling, contract wording, information systems and actuarial services. An essential element of its business is the development and maintenance of personal contacts and relationships with clients. Because of these contacts and relationships, it is common for the Company’s clients to develop identification with the employee who services its insurance needs, rather than with the Company itself. The personal identification of clients of the Company with a Company employee creates potential for the employee’s appropriation of the benefits of the relationships developed with clients on behalf of and at the expense of the Company. Since the Company would suffer irreparable harm if the employee left its employment and solicited the insurance or other related business of clients of the Company or if the employee left its employ and solicited other employees of the Company, it is reasonable to protect the Company against solicitation activities by the employee for a limited period of time after the employee leaves the Company and for the Company to make the award of Performance Share Units conditional on the Participant not engaging in such solicitation activities.
In consideration of the granting of Performance Share Units to the Participant, the Participant agrees to the following conditions:
1.    the Participant agrees that the Participant will not for a period of 12 months after the Termination Date (without the prior written consent of the UK Company) either directly or indirectly and whether alone or in conjunction with or on behalf of any other person, organisation or entity and whether as a principal, shareholder, director, employee, agent, consultant, partner or otherwise:
1.1    so as to compete with the UK Company or any Relevant Group Company solicit, canvass or approach or cause to be solicited, canvassed or approached, or deal or contract with or accept business from any Relevant Client in relation to the supply or provision of any Relevant Products or Services, or endeavour to do so; or
1.2    solicit, induce, encourage, or entice away or endeavour to solicit, induce, encourage, or entice away from the UK Company or any Relevant Group Company any person who is employed by or is an agent, officer, independent contractor or consultant appointed or engaged by the UK Company or a Relevant Group Company (i) in a senior, executive, professional, technical or sales or managerial capacity and with whom the Participant had material contact in the course of that person’s employment, appointment or engagement during the Relevant Period; or (ii) for whom the Participant had direct or indirect managerial responsibility during the Relevant Period, and in either case whether or not such person would commit any breach of the Participant’s contract of employment or engagement by leaving the service of the UK Company or Relevant Group Company;
2.    any unvested Performance Share Units of any Participant will be immediately forfeited if the Company considers that the Participant has breached the restrictions at 1 above;
3.    the Participant shall be prohibited both during the Participant’s employment (otherwise than in the proper performance of the Participant’s duties and then only to those who need to know such

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Confidential Information for legitimate business reasons) or thereafter (except with the prior written consent of the UK Company or as required by law) from:
(a)divulging or communicating to any person (including, but not limited to, any representative of the press or broadcasting or other media);
(b)causing or facilitating any unauthorised disclosure or publication through any failure by the Participant to exercise all due care, skill and diligence; or
(c)making use of or encouraging or permitting the use of (other than for the benefit of the UK Company and any Relevant Group Company),
(d)any Confidential Information which may have come to the Participant’s knowledge or possession or control during the Participant’s employment. The Participant must also use the Participant’s best endeavours to prevent the publication or disclosure of any such Confidential Information.
This restriction will not apply to:
(i)Confidential Information which the Participant can demonstrate is in the public domain otherwise than through unauthorised disclosure; or
(ii)any disclosure required by the order of a court of competent jurisdiction or as otherwise required by law; or
(iii) any protected disclosure made by the Participant within the meaning of Part IV A of the Employment Rights Act 1996 made pursuant to and in accordance with the Public Interest Disclosure Act 1998.
4.    For the purposes of (1) through (3) above:
(a)The following words and expressions shall have the following meanings:
(i)“Confidential Information” has the meaning given within the contract of employment of the Participant, as amended from time to time, or otherwise within the confidentiality provisions of the contractual section of the Company’s policies or procedures, as amended from time to time, including without limitation the Aon Code of Business Conduct;
(ii)“Group Company” means the Company and its Parent Undertakings, its Subsidiary Undertakings and the Subsidiary Undertakings of any of its Parent Undertakings from time to time (“Parent Undertaking” and “Subsidiary Undertaking” having the meanings set out in section 1162 Companies Act 2006);
(iii)“Relevant Client” means any person, firm, company or organisation who or which at any time during the Relevant Period is or was (i) negotiating with or engaged in discussions with the UK Company or Relevant Group Company for the sale or supply of Relevant Products or Services; or (ii) a client or customer of, or in the habit of dealing with, the

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UK Company or Relevant Group Company for the sale or supply of Relevant Products or Services, and in each case with whom or which the Participant had material contact or dealings or about whom or which the Participant was in possession of Confidential Information during the Relevant Period in the course of the Participant’s employment and/or with whom any UK Company or Relevant Group Company employees, agents, officers, consultants or independent contractors reporting to the Participant had material contact or dealings during the Relevant Period in the course of their employment or engagement;
(iv)“Relevant Group Company” any Group Company (other than the UK Company) for which the Participant has performed services or for or in respect of which the Participant has had operational/ management responsibility at any time during the Relevant Period;
(v)“Relevant Period” means the period of 12 months immediately prior to the Termination Date (not including for this purpose any period during which the Participant was suspended or directed not to carry out the Participant’s duties pursuant to the Participant’s contract of employment;
(vi)“Relevant Products or Services” means products or services which are of the same kind as, or of a materially similar kind to or competitive with, any products or services supplied or provided by the UK Company or Relevant Group Company within the Relevant Period and with which the Participant was materially involved in the course of the Participant’s employment during the Relevant Period and with which sale or supply the Participant was directly or otherwise materially concerned or connected or of which the Participant had personal knowledge in the Relevant Period;
(vii)“Termination Date” means the date on which the Participant’s employment terminates; and
(viii)“UK Company” means Aon UK Limited a company registered in the UK with company number 00210725;
(b)the period of 12 months in (1) above shall be reduced by the duration of any period immediately prior to the Participant’s Termination Date when the Participant was suspended or directed not to carry out the Participant’s duties pursuant to the Participant’s contract of employment; and
(c)100% of the Performance Share Units awarded to the Participant have been specifically awarded in consideration of the provisions contained in (1) through (3) above; and
(d)the parties agree that the provisions contained in (1) through (3) above will apply in any area or territory in which the Participant worked for the UK Company or Relevant Group Company during the Relevant Period or any area or territory in which the Company or Relevant Group Company supplied or provided Relevant Products or Services during the Relevant Period; and

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(e)to the extent the parties have set forth an alternate restraint on competition and/or solicitation in the Participant’s employment agreement, the version set forth in this Agreement will prevail and govern.
(f)Governing Law. The validity, interpretation, instruction, performance, enforcement and remedies of or relating to Appendix B-3 only, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the substantive laws of Ireland, without regard to the conflict of law principles, rules or statutes of any jurisdiction;
(g)Venue and Jurisdiction. Venue for any legal proceedings instituted related to the rights and obligations contained in this Appendix B-3 shall be the courts of Ireland and the Participant agrees to submit to the exclusive jurisdiction of the courts of Ireland for purposes of enforcement of the rights and obligations contained hereunder.

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AON PLC
LEADERSHIP PERFORMANCE PROGRAM
As Amended and Restated Effective January 1, 2021
1.Overview
The Leadership Performance Program (the “Program”) of Aon plc (the “Company”) has been adopted by the Organization and Compensation Committee of the Company’s Board of Directors (the “Committee) as a sub-plan of the Aon plc Amended and Restated 2011 Incentive Plan, as it may be amended from time to time (the “Stock Plan”). Capitalized terms not defined herein shall have the meaning assigned under the Stock Plan. The Program and all Awards issued hereunder are subject to the terms and conditions of the Stock Plan; in the event of any inconsistency between the Program and the Stock Plan, the Stock Plan will control to the extent consistent with applicable law.
2.Performance Cycle
The “Performance Cycle” means a three-year period commencing on the first day of the first calendar year of the three-year period, over which performance (as determined by the Committee) will be measured for purposes of the Program. A Performance Cycle may overlap with any other Performance Cycle under the Program.
3.Eligibility
As recommended by the Company’s Chief Executive Officer (the “CEO”) and approved by the Committee, key members of the Company’s senior leadership team are eligible to participate in the Program. The CEO is also eligible to participate in the Program as approved by the Committee.
4.Participation
The Committee will approve in writing by June 30 of the first year of the Performance Cycle (unless the Committee determines otherwise) the specific individuals eligible to participate in the Program (the “Participants”), each Participant’s Award (denominated as described below), the Target Earnings Per Share (as defined below), the Threshold Earnings Per Share (as defined below), and the Payout Scale (as defined below). Participants approved by the Committee shall be eligible to participate in the full Performance Cycle, retroactive to the first day of the Performance Cycle. A change in a Participant’s position or role during the Performance Cycle shall not affect the terms of any outstanding Award held by the Participant, subject to the Participant’s continued employment with the Company.
5.Performance Share Units
Each Participant’s Award shall be denominated in either US dollars or as a target number of performance share units (“Performance Share Units”), each representing a Class A Ordinary Share of the Company (an “Ordinary Share”). If the Award is denominated in US dollars, the target number of Performance Share Units under such Award will be derived by dividing the Award by the Fair Market Value of an Ordinary Share on the date the Award is approved in writing by the Committee (the “Grant Date”).

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6.Rules Applicable to Performance Share Units
(a)To the extent earned, the Performance Share Units will vest as of the date the Committee determines and certifies in writing whether and to what extent the applicable performance criteria have been achieved and the resulting payout (the “Settlement Date”), which shall occur as soon as administratively practicable following the end of the Performance Cycle.
(b)The number of Ordinary Shares into which the Performance Share Units settle upon vesting of such Performance Share Units (i) will be determined based on the Company’s actual cumulative Adjusted Earnings Per Share during the Performance Cycle, as compared to the Target Earnings Per Share, and (ii) will range from 0% to 200% of the target number of Performance Share Units awarded, as set forth in the Payout Scale.
(c)The Performance Share Units will settle into Ordinary Shares during the calendar year immediately following the end of the Performance Cycle.
(d)The Company shall have the right to satisfy all federal, state and local withholding tax requirements with respect to a settled Award by withholding Ordinary Shares equivalent in value to the amount of the required withholding (based on the Fair Market Value of an Ordinary Share on the Settlement Date).
(e)The Performance Share Units are not transferable and may not be sold, assigned, pledged, hypothecated or otherwise encumbered.
(f)Until the Settlement Date, the Participant will not be treated as a shareholder as to those Ordinary Shares relating to the Performance Share Units. No cash payments will be provided for dividend equivalents or other distributions.
(g)Each Award will be evidenced by a Performance Award Certificate (the “Certificate”) issued to the Participant. The Certificate, inclusive of its appendices, will set forth the target number of Performance Share Units granted to the Participant, among other terms and conditions. The Participant must sign and return to the Company the Certificate to indicate that the Participant agrees to be bound by the provisions of the Program, including any restrictive covenants set forth in the Certificate. Failure to return a signed Certificate to the Company will result in forfeiture of the Performance Share Units.
(h)Notwithstanding anything herein to the contrary, if a Participant’s employment with the Company terminates before the last day of the Performance Cycle, the following rules will apply to the vesting and settlement of the Performance Share Units, unless determined otherwise by the Committee:

Termination Event	Impact on Performance Share Units

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Retirement (solely for Participants whose principal place of work is outside the EU or UK) Termination by Company without Cause Termination by Participant for Good Reason
The Participant will vest in a fraction (determined based on the number of full calendar quarters completed in the Performance Cycle as of the Participant’s termination date, as compared to the total number of calendar quarters in the Performance Cycle) of the Performance Share Units that would have vested and settled following the end of the Performance Cycle based on actual cumulative Adjusted EPS achieved during the Performance Cycle determined in accordance with the Payout Scale, as follows:
To the extent earned, Performance Share Units will be settled in Ordinary Shares in accordance with Section 6(c) above.

Death or Total and Permanent Disability
If the Participant’s death or Total and Permanent Disability occurs in the first or second calendar years of the Performance Cycle, the Participant (or the Participant’s estate) will vest in the target number of Performance Share Units, which will be settled in Ordinary Shares as soon as administratively feasible following such death or Total and Permanent Disability.
If the Participant’s death or Total Permanent Disability occurs in the third calendar year of the Performance Cycle, the Participant (or the Participant’s estate) will vest in the target number of Performance Share Units or, if greater, the number of Performance Share Units earned based on actual cumulative Adjusted EPS during the Performance Cycle, determined in accordance with the Payout Scale.
Performance Share Units will be settled in Ordinary Shares in accordance with Section 6(c) above.

Voluntary Resignation (other than for Good Reason)	Performance Share Units will be forfeited in their entirety.

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Termination by Company for Cause	Performance Share Units will be forfeited in their entirety.
Certain Terminations Following a Change in Control
Following a Change in Control, the Performance Share Units will be subject to the following rules:
(i)If the Participant’s employment is terminated by the Company without Cause or by the Participant for Good Reason after the Change in Control but prior to the end of the Performance Cycle, the Participant’s Performance Share Units will immediately vest at the greater of the target Performance Share Units or the number of units that would have been earned based on the proportion of achievement of the Target Earnings Per Share as of the last full calendar quarter preceding or on the Participant’s termination date. Performance Share Units will be settled in Ordinary Shares upon, or as soon as administratively feasible following, the Participant’s termination of employment.
(ii)If the Participant’s employment is terminated by the Company for Cause, by the Participant other than for Good Reason, or by reason of the Participant’s death or Total and Permanent Disability, the terms of the Program shall continue to apply to the Performance Share Units as if the Change in Control had not occurred.
(iii)If the Company is not the ultimate parent entity following the Change in Control, then all Performance Share Units will be converted into rights to acquire shares of the ultimate parent entity in accordance with Section 5.2 of the Stock Plan, and performance measures will be based on performance of the ultimate parent company (subject to adjustment in accordance with Section 5.2 of the Stock Plan), and not the Company.

(i)Notwithstanding the foregoing, in the event an individual employment agreement or other binding individual written arrangement between a Participant and the Company provides for more favorable vesting of Performance Share Units upon termination of employment or includes restrictive covenants specifically intended to apply to Awards under the Program, the provisions of such employment agreement or binding written arrangement will control if such provisions are approved by the Committee on or before the Grant Date.
(j)Notwithstanding the foregoing, if the successor to the Company in connection with a Change in Control does not assume and continue this Program substantially in its current form, the Performance Share Units shall become immediately vested at the greater of the target Performance Share Units or the number of units that would have been earned based on the proportion of achievement of the Target Earnings Per Share as of the last full calendar quarter as of or preceding the effective date of the Change in Control. Such Units will be settled in Ordinary Shares upon, or as soon as practicable following, the Change in Control.
(k)In the event that the Company’s Chief Executive Officer determines (or, in the case of the Chief Executive Officer as Participant, the Board determines), in the Chief Executive Officer’s or the

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Board’s sole discretion, as applicable, that forfeiture is appropriate based on the finding that (i) the Participant has materially violated Company policies and procedures, including (but not limited to) performing an act of race, sex, national origin, religion, disability, or age-based discrimination, or sexual harassment or any other material violation of the Aon Code of Business Conduct, or (ii) the Participant is in breach of any non-competition, non-solicitation, and/or confidentiality provisions or other restrictive covenants that apply to the Participant, all unvested Performance Share Units shall be forfeited.
7.Performance Measure for Performance Share Units
The performance measure for the Performance Share Units will be expressed as a target cumulative Adjusted Earnings Per Share for the Performance Cycle, as approved by the Committee by resolution (the “Target Earnings Per Share”).
Following the end of the Performance Cycle, the Committee will determine in its sole discretion the payout, which determination shall be final and binding. Performance Share Units will be subject to complete forfeiture if the Company’s performance for the Performance Cycle does not meet or exceed the minimum cumulative Adjusted Earnings Per Share approved by the Committee (the “Threshold Earnings Per Share”) by resolution, and the payout for performance at or above that level will be calculated using the “Applicable Percentage” as set forth on the payout scale approved by the Committee by resolution (the “Payout Scale”).
8.Adjustments to Performance Measures or Results
The Committee will make appropriate adjustments to actual Adjusted Earnings Per Share to take into account material and/or significant items or events as publicly reported in the Company’s annual Form 10-K or quarterly Form 10-Q, including the following and to the extent consistent with the Stock Plan, as amended: gain/loss on disposition of assets or business; extraordinary legal/regulatory judgments, settlements, fines, penalties, and other related expenses; extraordinary market conditions; effects of natural or man-made disasters (e.g., World Trade Center); hyperinflation (e.g., greater than 15%); foreign exchange impact; changes in applicable laws, regulations or accounting principles; and items that are unusual in nature and/or infrequently occurring. The Committee may not otherwise amend the Payout Scale in a manner that would be adverse to a Participant without the Participant’s consent.

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9.Nominal Value
As required under the Aon Ireland Constitution and the Irish Companies Act, at the time of settlement of Ordinary Shares under this Program, the settlement of Ordinary Shares shall be subject to the Participant’s payment of a nominal value (as determined in the sole discretion of the Company and in accordance with such law, as amended from time to time), and such obligation may be satisfied by the Participant in any manner to be established by the Company in its sole discretion.
10.Restrictive Covenants
Awards under the Program shall be subject to and contingent upon the Participant’s acceptance of and compliance with any restrictive covenants set forth in the applicable Performance Award Certificate.
11.Administration
It is expressly understood by the Participant that the Committee has the discretionary authority to administer, construe, and make all determinations necessary or appropriate to the administration of the Program, all of which will be binding upon the Participant. The Committee may delegate its authority to one or more of its members, or to one or more members of the Company’s senior management team, to offer participation in this Program to eligible individuals    . The Company shall, as necessary, adopt conforming amendments to this Program as are necessary to comply with applicable law.
12.General Provisions
All obligations of the Company under this Program with respect to payout of Awards, and the corresponding rights granted thereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or other acquisition of all or substantially all of the business and/or assets of the Company.
This Program, together with the Stock Plan and any applicable Performance Award Certificate, constitutes a legal document which governs all matters involved with its interpretation and administration and supersedes any writing or representation inconsistent with its terms.
13.Reservation and Retention of Company Rights
The selection of any individual for participation in this Program will not give that Participant any right to be retained in the employ of the Company. No Participant will at any time have a right to be selected for participation in a future performance-based incentive program despite having been selected for participation in this Program or a previous program.
14.Code Section 409A
The Company intends that this Program and the Awards granted hereunder to U.S. participants be interpreted and construed to be exempt from, or otherwise comply with, Code Section 409A to the extent applicable thereto. Notwithstanding any provision of the Program to the contrary, the Program shall be interpreted and construed consistent with this intent, provided that the Company shall not be required to assume any increased economic burden in connection therewith. With respect to any payment subject to Code Section 409A that is triggered by a “specified employee’s” “separation from service” under Code

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Section 409A (as such terms are defined under Code Section 409A), such payment shall be delayed until the earlier to occur of the Participant’s death or the date that is six months and one day following the Participant’s termination of employment (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this section shall be paid to the Participant. For purposes of the Program, the terms “retirement,” “termination of employment,” “terminated,” “termination,” and variations thereof, as used in this Program, shall mean a “separation from service” under Code Section 409A. The time or schedule of any payout of Ordinary Shares pursuant to Performance Share Units may not be accelerated for U.S. participants except as otherwise permitted under Code Section 409A. Although the Committee intends to administer the Program so that it will comply with the applicable requirements of Code Section 409A, neither the Company nor the Committee represents or warrants that the Program will comply with Code Section 409A or any other provision of federal, state, local, or non-United States law. Neither the Company, its Subsidiaries, nor their respective directors, officers, employees or advisers shall be liable to any Participant (or any other individual claiming a benefit through any Participant) for any tax, interest, or penalties any participant may owe as a result of compensation paid under the Program, and the Company and its subsidiaries shall have no obligation to indemnify or otherwise protect the Participant from the obligation to pay any taxes pursuant to Code Section 409A.
15.Definitions
(a)“Adjusted Earnings Per Share” or “Adjusted EPS” means the Company’s adjusted earnings per share from continuing operations as publicly reported each quarter, and on an annual basis, in the Company’s earnings release and Form 10-K.
(b)“Cause” means such term as defined in any written binding individual employment agreement entered into between the Participant and the Company and approved by the Committee prior to the Grant Date, or, in the absence of any such agreement or defined term, means the Participant’s: (1) performance of a deliberate act of dishonesty, fraud, theft, embezzlement or misappropriation involving the Participant’s employment with the Company, or breach of the duty of loyalty to the Company; (2) performance of an act of race, sex, national origin, religion, disability, or age-based discrimination which, after investigation, counsel to the Company reasonably concludes will result in liability being imposed on the Company and/or the Participant; (3) material violation of Company policies and procedures including, but not limited to, the Aon Code of Business Conduct; or (4) performance of a criminal act resulting in a criminal felony charge (or equivalent offense in a non-US jurisdiction) brought against the Participant or a criminal conviction of the Participant (other than a conviction of a minor traffic violation). The existence of “Cause” shall be determined by the Committee in its sole discretion.
(c) “Code Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and all regulatory or other interpretive guidance issued thereunder.
(d)“Fair Market Value” means the per share value of the Ordinary Shares as determined by using the closing price of such shares as reported by the New York Stock Exchange on such date (or, if the New York Stock Exchange was not open for trading or the shares were not traded on that day, the next preceding day that the New York Stock Exchange was open for trading and Ordinary Shares were traded).

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(e)“Good Reason” means such term as defined in any written binding individual employment agreement entered into between the Participant and the Company and approved by the Committee prior to the Grant Date. If there is no such agreement, or such agreement does not define “Good Reason,” the Participant’s voluntary termination of employment shall be treated as a voluntary resignation.
(f)“Retirement” means, solely with respect to a Participant whose principal place of work is outside the European Union or United Kingdom, a voluntary termination of employment upon or after the Participant’s attainment of age 55. For purposes of this definition, the principal place of work for a Participant on secondment shall be considered to be the Participant’s home country. With respect to a Participant whose principal place of work is within the European Union or United Kingdom, the Participant’s voluntary termination of employment at any age shall be treated as a voluntary resignation.
(g)“Total and Permanent Disability” means (1) for US employees, entitlement to long-term disability benefits under the Company’s long-term disability program, as amended from time to time, and (2) for non-US employees, such term as established by applicable Company policy or as required by applicable local law or regulations.

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